                                                                  EXHIBIT 4.6(A)

                                                                [Execution Copy]

--------------------------------------------------------------------------------

                          SECOND AMENDED and RESTATED

                          MULTI-YEAR CREDIT AGREEMENT

                                  dated as of

                                December 3, 1999

                                     among

                            SMITHFIELD FOODS, INC.,

                    THE SUBSIDIARY GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO

                                      and

                           THE CHASE MANHATTAN BANK,

                            as Administrative Agent

                           -------------------------

                             CHASE SECURITIES INC.,

                                  as Arranger

                                      and

             COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A.,
                         "RABOBANK NEDERLAND", NEW YORK
                              BRANCH, as Co-Agent

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS
     SECTION 1.01.  Defined Terms...........................................   2
     SECTION 1.02.  Classification of Loans and Borrowings..................  25
     SECTION 1.03.  Terms Generally.........................................  25
     SECTION 1.04.  Accounting Terms; GAAP..................................  26
     SECTION 1.05.  Currencies, Currency Equivalents........................  26

                                   ARTICLE II

                                  THE CREDITS
     SECTION 2.01.  Commitments.............................................  27
     SECTION 2.02.  Loans and Borrowings....................................  27
     SECTION 2.03.  Requests for Revolving Loan.............................  28
     SECTION 2.04.  Swingline Loans.........................................  30
     SECTION 2.05.  Letters of Credit.......................................  31
     SECTION 2.06.  Funding of Borrowings...................................  37
     SECTION 2.07.  Interest Elections......................................  37
     SECTION 2.08.  Termination or Reduction of Commitments.................  39
     SECTION 2.09.  Repayment of Loans; Evidence of Debt....................  40
     SECTION 2.10.  Prepayment of Loans.....................................  41
     SECTION 2.11.  Fees....................................................  42
     SECTION 2.12.  Interest................................................  44
     SECTION 2.13.  Alternate Rate of Interest..............................  45
     SECTION 2.14.  Increased Costs.........................................  45
     SECTION 2.15.  Break Funding Payments..................................  46
     SECTION 2.16.  Taxes...................................................  47
     SECTION 2.17.  Payments Generally; Pro Rata Treatment;
                       Sharing of Set-offs..................................  48
     SECTION 2.18.  Mitigation Obligations; Replacement of Lenders..........  51

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.  Organization; Powers....................................  52
     SECTION 3.02.  Authorization; Enforceability...........................  52
     SECTION 3.03.  Governmental Approvals; No Conflicts....................  52
     SECTION 3.04.  Financial Condition; No Material Adverse Change.........  53

                                      (i)

                                                                            Page
                                                                            ----
     SECTION 3.05.  Properties..............................................  53
     SECTION 3.06.  Litigation and Environmental Matters....................  53
     SECTION 3.07.  Compliance with Laws and Agreements.....................  54
     SECTION 3.08.  Investment and Holding Company Status...................  54
     SECTION 3.09.  Taxes...................................................  54
     SECTION 3.10.  ERISA...................................................  54
     SECTION 3.11.  Disclosure..............................................  54
     SECTION 3.12.  Regulations U and X.....................................  55
     SECTION 3.13.  Material Agreements and Liens...........................  55
     SECTION 3.14.  Subsidiaries, Etc.......................................  55
     SECTION 3.15.  Solvency................................................  56
     SECTION 3.16.  Year 2000...............................................  56

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01.  Effective Date..........................................  56
     SECTION 4.02.  Each Credit Event.......................................  58

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     SECTION 5.01.  Financial Statements and Other Information..............  59
     SECTION 5.02.  Notices of Material Events..............................  61
     SECTION 5.03.  Existence; Conduct of Business..........................  61
     SECTION 5.04.  Payment of Obligations..................................  61
     SECTION 5.05.  Maintenance of Properties; Insurance....................  61
     SECTION 5.06.  Books and Records; Inspection Rights....................  62
     SECTION 5.07.  Compliance with Laws....................................  62
     SECTION 5.08.  Use of Proceeds and Letters of Credit...................  62
     SECTION 5.09.  Additional Subsidiary Guarantors........................  62

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     SECTION 6.01.  Indebtedness............................................  63
     SECTION 6.02.  Liens...................................................  63
     SECTION 6.03.  Fundamental Changes.....................................  64
     SECTION 6.04.  Investments, Loans, Advances, Guarantees
                       and Acquisitions.....................................  66
     SECTION 6.05.  Hedging Agreements......................................  66
     SECTION 6.06.  Restricted Payments.....................................  67

                                     (ii)

                                                                            Page
                                                                            ----
     SECTION 6.07.  Transactions with Affiliates............................  67
     SECTION 6.08.  Restrictive Agreements..................................  67
     SECTION 6.09.  Senior Note Documents...................................  68
     SECTION 6.10.  Limitation on Sale and Leaseback Transactions...........  68
     SECTION 6.11.  Fiscal Periods..........................................  68
     SECTION 6.12.  Financial Covenants.....................................  68
     SECTION 6.13.  Senior Subordinated Notes...............................  69

                                  ARTICLE VII

                             EVENTS OF DEFAULT..............................  69

                                  ARTICLE VIII

                                   GUARANTEE

     SECTION 8.01  The Guarantee............................................  72
     SECTION 8.02  Obligations Unconditional................................  72
     SECTION 8.03  Reinstatement............................................  73
     SECTION 8.04  Subrogation..............................................  73
     SECTION 8.05  Remedies.................................................  73
     SECTION 8.06  Instrument for the Payment of Money......................  74
     SECTION 8.07  Continuing Guarantee.....................................  74
     SECTION 8.08  Rights of Contribution...................................  74
     SECTION 8.09  General Limitation on Guarantee Obligations..............  74

                                   ARTICLE IX


                           THE ADMINISTRATIVE AGENT.........................  75

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01.  Notices................................................  77
     SECTION 10.02.  Waivers; Amendments....................................  78
     SECTION 10.03.  Expenses; Indemnity: Damage Waiver.....................  79
     SECTION 10.04.  Successors and Assigns.................................  81
     SECTION 10.05.  Survival...............................................  83
     SECTION 10.06.  Counterparts; Integration; Effectiveness...............  84
     SECTION 10.07.  Severability...........................................  84
     SECTION 10.08.  Right of Setoff........................................  84
     SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service
                       of Process...........................................  84

                                     (iii)

                                                                            Page
                                                                            ----
     SECTION 10.10.  WAIVER OF JURY TRIAL...................................  85
     SECTION 10.11.  Headings...............................................  85
     SECTION 10.12.  Confidentiality........................................  85
     SECTION 10.13.  Perfection of Security Interests.......................  86
     SECTION 10.14.  Acknowledgements.......................................  87
     SECTION 10.15.  European Monetary Union................................  87
     SECTION 10.16.  Judgment Currency......................................  89


SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.13 -- Material Agreements and Liens
Schedule 3.14 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Borrowing Base Certificate
Exhibit C -- Copy of Security Agreement
Exhibit D -- Form of Opinion of Counsel to the Obligors
Exhibit E -- Form of Opinion of Special Counsel
Exhibit F -- Copy of Intercreditor Agreements

                                     (iv)

     SECOND AMENDED AND RESTATED MULTI-YEAR CREDIT AGREEMENT dated as of December 3, 1999, among SMITHFIELD FOODS, INC., a Virginia corporation (the "Borrower"), each of the Subsidiaries of the Borrower identified under the
 --------
caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that, pursuant to Section 5.09 hereof, shall become a "Subsidiary Guarantor" hereunder (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary
                  --------------------                          ----------
Guarantors" and, together with the Borrower, the "Obligors"), each of the
----------                                        --------
lenders that is a party hereto identified under the caption "LENDERS" on
Schedule 2.01 hereto or that, pursuant to Section 10.04 hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders")
                                     ------                          -------
and THE CHASE MANHATTAN BANK, in its capacity as administrative agent for the Lenders hereunder (the "Administrative Agent").
                        --------------------

     The Borrower, the Subsidiary Guarantors named therein, the lenders named therein (including certain of the Lenders hereunder) and The Chase Manhattan Bank, as Administrative Agent, are parties to an Amended and Restated Multi-Year Credit Agreement dated as of September 8, 1999 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit
                                                           ---------------
Agreement").
---------

     The Borrower and its subsidiaries are engaged as an integrated group in the business of pork production, hog farming, pork processing and manufacturing spices and chemicals, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such a basis that credit supplied to the Borrower be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole. In that connection, the Obligors have requested that the Lenders (as defined in the Existing Credit Agreement) and the Administrative Agent amend and restate the Existing Credit Agreement to provide, inter alia, for extensions of credit, by
                                      ----- ----
means of Dollar and Foreign Currency denominated loans and letters of credit, in an aggregate amount at any one time outstanding up to but not exceeding $650,000,000 or its equivalent as herein provided to the Borrower (to be made available by the Borrower directly or indirectly to the Subsidiary Guarantors and other of its Subsidiaries in the circumstances specified herein) to finance the working capital needs and for other general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

     The Lenders are willing to so agree, and accordingly, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 5.01) in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Defined Terms. As used in this Agreement, the following
                    -------------
terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. ABR Loans may be denominated only in Dollars.

     "Acquisition" means any transaction, or any series of related transactions,
      -----------
consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

     "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent's Account" means, for each Currency, an account in
      ------------------------------
respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a
      ----------------------------
form supplied by the Administrative Agent.

     "Affected Currency" has the meaning assigned to such term in Section 2.13.
      -----------------

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Dollar Percentage" means, with respect to any Dollar Lender,
      ----------------------------
the percentage of the Total Dollar Sub-Commitment represented by such Dollar Lender's Dollar

Sub-Commitment; provided that if the Dollar Sub-Commitments have terminated or
                --------
expired, the Applicable Dollar Percentages shall be determined based upon the Total Dollar Sub-Commitment most recently in effect, giving effect to any assignments.

     "Applicable Percentage" means, with respect to any Lender, the percentage
      ---------------------
of the Total Commitment represented by such Lender's Commitments; provided that
                                                                  --------
if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Total Commitment most recently in effect, giving effect to any assignments.

     "Applicable Multicurrency Percentage" means, with respect to any
      -----------------------------------
Multicurrency Lender, the percentage of the Total Multicurrency Sub-Commitment represented by such Multicurrency Lender's Multicurrency Sub-Commitment; provided that if the Multicurrency Sub-Commitments have terminated or expired,
--------
the Applicable Multicurrency Percentages shall be determined based upon the Total Multicurrency Sub-Commitment most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, with respect to any ABR Loan, Eurocurrency
      ---------------
Revolving Loan, Federal Funds Loan or Swingline Loan, or with respect to the Commitment Fees payable hereunder, for each Rate Period (as defined below), the respective rate per annum indicated below for Loans of such Type or Commitment Fees, as applicable, opposite the applicable Interest Coverage Ratio (as defined below) indicated below for such Rate Period:

========================================================================================================
                                                          Applicable Rate for
                                      Applicable Rate     Eurocurrency Loans,
                                         for ABR        Federal Funds Loans and           Commitment
     Interest Coverage Ratio              Loans            Letters of Credit                 Fees
--------------------------------------------------------------------------------------------------------
Greater than or equal to 5.0 to 1           -0-                  0.750%                     0.200%
 ("Tier I")
   ------
--------------------------------------------------------------------------------------------------------
Less than 5.0 to 1 and greater              -0-                  0.875%                     0.225%
 than or equal to 4.5 to 1
 ("Tier II")
   -------
--------------------------------------------------------------------------------------------------------
Less than 4.5 to 1 and greater              -0-                  1.000%                     0.250%
 than or equal to 4.0 to 1
 ("Tier III")
   --------
--------------------------------------------------------------------------------------------------------
Less than 4.0 to 1 and greater             0.125%                1.125%                     0.275%
 than or equal to 3.5 to 1
 ("Tier IV")
   -------
--------------------------------------------------------------------------------------------------------
Less than 3.5 to 1                         0.250%                1.250%                     0.300%
 ("Tier V")
   ------
========================================================================================================

     For purposes hereof, (i) a "Rate Period" means the period commencing on a
                                 -----------
Rate Reset Date to but not including the immediately following Rate Reset Date;
(ii) a "Rate Reset
        ----------

Date" means, with respect to any fiscal quarter or fiscal year, the earlier of
----
(x) the date on which the Borrower delivers (or has delivered pursuant to the Existing Credit Agreement) the certificate referred to in Section 5.01(c) (a "Compliance Certificate") in respect of such fiscal quarter or fiscal year, as
 ----------------------
the case may be, and (y) the date on which the Borrower is required to have delivered the financial statements under Section 5.01(a) or (b) in respect of such fiscal quarter or fiscal year, as the case may be; and (iii) "Interest
                                                                   --------
Coverage Ratio" means, for any Rate Period, the ratio of Consolidated EBITDA for
--------------
the period of four consecutive fiscal quarters of the Borrower ending on or most recently prior to the first day of such Rate Period to Consolidated Interest Expense for such period of four consecutive fiscal quarters.

     Anything in this Agreement to the contrary notwithstanding, but subject to
Section 2.12(d), the Applicable Rate shall be the applicable rate provided for in Tier V in the table set forth above in this definition (x) during any period when an Event of Default shall have occurred and be continuing, or (y) if the applicable Compliance Certificate shall not be delivered within the time that the applicable financial statements are required to be delivered by Section 5.01(a) or (b), as the case may be (but only, in the case of this clause (y), with respect to the portion of such Rate Period prior to the delivery of such Compliance Certificate).

     "Approved Foreign Currency" means, at any time, the French Franc and the
      -------------------------
Euro; provided that with the prior written agreement of all of the Multicurrency
      --------
Lenders, such term shall include any other Foreign Currency, that, at such time,
(a) is dealt with in the London interbank market, (b) is freely transferable and convertible into Dollars in the London foreign exchange market and (c) with respect to which no central bank or other governmental authorization in the country of issue of such Foreign Currency is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

     "Arranger" means Chase Securities Inc.
      --------

     "Assessment Rate" means, for any day, the annual assessment rate in effect
      ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective
      -------------------
Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
      ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or
      ---------
continued on the same date and, in the case of Eurocurrency Loans, denominated in the same Currency and as to which a single Interest Period is in effect or
(b) a Swingline Loan.

     "Borrowing Base" means, at any time, the sum of:  (a) 75% of the result
      --------------
obtained from the following calculation: (i) the aggregate amount of Eligible Inventory (valued at the lower of (x) cost, on a first-in-first-out basis or (y) fair market value) of the Borrower and the Subsidiary Guarantors, determined on a consolidated basis at such time, plus (ii) the aggregate amount of Eligible
                                   ----
Receivables of the Borrower and the Subsidiary Guarantors, determined on a consolidated basis at such time, in each case as reflected in the Borrowing Base Certificate then most recently received by the Administrative Agent hereunder minus (iii) reserves maintained by such Subsidiary Guarantors in respect of
-----
Eligible Receivables relating to discounts, advertising, allowances and similar items minus (b) the aggregate amount of outstanding checks for the purchase of
      -----
Farm Products (as defined in the Security Agreement) drawn by the Borrower and its Subsidiaries that have not cleared.

     "Borrowing Base Certificate" means a certificate substantially in the form
      --------------------------
of Exhibit B hereto signed by a Financial Officer.

     "Borrowing Request" means a request by the Borrower for a Revolving
      -----------------
Borrowing in accordance with Section 2.03.

     "Business Day" means any day (a) that is not a Saturday, Sunday or other
      -------------
day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a Borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in Dollars, or to a notice by the Borrower with respect to any such Borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market and (c) if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such Borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks in the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means (a) the acquisition of ownership, directly or
      -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Chase" means The Chase Manhattan Bank.
      -----

     "Class", when used in reference to any Loan or Borrowing, refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral Agent" means Chase, as collateral agent under the Security
      ----------------
Agreement.

     "Commitment" means, with respect to each Lender, the commitment of such
      ----------
Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 (and the "Commitment" of any Lender shall be deemed to include its Dollar Sub-Commitment and its Multicurrency Sub-Commitment, if any). The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial amount of the Total Commitment (including the Total Dollar Sub-Commitment and the Total Multicurrency Sub-Commitment) is $650,000,000.

     "Commitment Fee" means the fees payable at the Applicable Rate pursuant to
      --------------
Section 2.11(a).

     "Consolidated Current Ratio" means, on any date, the ratio of (i) the
      --------------------------
consolidated current assets of the Borrower and its Subsidiaries on such date to
(ii) the sum on such date (without duplication) of the consolidated current liabilities of the Borrower and its Subsidiaries plus the aggregate outstanding
                                                 ----
principal amount of the Loans and Pari Passu Debt plus the aggregate principal
                                                  ----
amount of Indebtedness of the Borrower and its Subsidiaries that would be characterized as current liabilities but for the existence of the Commitments hereunder or any commitments of lenders to make Pari Passu Debt available to the Borrower or any of its Subsidiaries.

     "Consolidated EBIT" means, for any period, an amount equal to (a) the sum
      -----------------
for such period of (i) Consolidated Net Income, (ii) to the extent subtracted in determining such Consolidated Net Income, provisions for (x) taxes based on income and (y) Consolidated Interest Expense minus (b) any items of gain (or
                                             -----
plus any items of loss) which were included in determining such Consolidated Net
----
Income and were not realized in the ordinary course of business.

     "Consolidated EBITDA" means, for any period, an amount equal to (a) the sum
      -------------------
for such period of Consolidated Net Income and, to the extent subtracted in determining such Consolidated Net Income, provisions for (i) taxes based on income, (ii) Consolidated Interest Expense and (iii) depreciation and amortization expense minus (b) any items of gain (or plus any items of loss)
                     -----                           ----
which were included in determining such Consolidated Net Income and were (i) not realized in the ordinary course of business or (ii) the result of any sale of assets.

     "Consolidated Intangible Assets" means, on any date, the aggregate amount
      ------------------------------
of Intangible Assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such time.

     "Consolidated Interest Expense" means, for any period, the consolidated
      -----------------------------
interest expense of the Borrower and its Subsidiaries (whether cash or non-cash interest expense or deferred or accrued interest expense and the interest portion of all Capital Lease Obligations during such period).

     "Consolidated Net Income" means, for any period, the net income (or
      -----------------------
deficit) of the Borrower and its Subsidiaries; provided, however, that there
                                               --------
shall be excluded from Consolidated Net Income (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or such Person's assets are acquired by the Borrower, (ii) the income (or deficit) of any Person (other than a consolidated Subsidiary) in which the Borrower has an ownership interest, except to the extent that any such income has been actually received by the Borrower in the form of dividends or similar distributions, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions of such Subsidiary is restricted and (iv) any income or gain resulting from any write-up or revaluation of the assets of the Borrower or its Subsidiaries.

     "Consolidated Shareholders' Equity" means, on any date, the aggregate
      ---------------------------------
amount of shareholders' equity of the Borrower and its Subsidiaries on such date, determined on a consolidated basis.

     "Consolidated Tangible Net Worth" means, on any date, the excess of
      -------------------------------
Consolidated Shareholders' Equity over Consolidated Intangible Assets on such date.

     "Consolidated Total Funded Debt" means the aggregate amount of  Funded Debt
      ------------------------------
of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus, to the extent included therein, the outstanding
                      -----
amount of the Loans (other than the lowest average daily outstanding balance of the Loans for any period of 30 consecutive days during the 12 month period then most recently ended).

     "Consolidated Total Liabilities" means, on any date, the aggregate amount
      ------------------------------
at which all liabilities of the Borrower and its Subsidiaries (including, without limitation, (a) all Guarantees of Indebtedness by such Persons and (b) all amounts attributable to Mandatorily Redeemable Stock of the Borrower and its Subsidiaries to the extent that such Mandatorily Redeemable Stock is redeemable within one year of such date) would be shown on a consolidated balance sheet of such Persons at such time.

     "Consolidated Working Capital" means, on any date, the excess of (i) the
      ----------------------------
consolidated current assets of the Borrower and its Subsidiaries on such date over (ii) the sum on such date (without duplication) of the consolidated current liabilities of the Borrower and its Subsidiaries plus the aggregate outstanding
                                                 ----
principal amount of the Loans and Pari Passu Debt plus the aggregate principal
                                                  ----
amount of any commercial paper or other short-term Indebtedness of the Borrower and its Subsidiaries that would be characterized as current liabilities but for the existence of the Commitments hereunder or any commitments of lenders to make Pari Passu Debt available to the Borrower or any of its Subsidiaries.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

     "Currency" means Dollars or any Foreign Currency.
      --------

     "Debt Issuance" means any issuance or incurrence by the Borrower or any of
      -------------
its Subsidiaries of any Indebtedness.

     "Debt Service" means, for any period, the sum, for the Borrower and its
      ------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness made during such period plus (b) all
                                                                    ----
Interest Expense for such period.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 3.06.

     "Dollar Equivalent" means, with respect to any Borrowing denominated in an
      -----------------
Approved Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.10(b) or redenomination under the last sentence of Section 2.17(c), or in the case of a redenomination of any other amount into Dollars as provided herein, on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Administrative Agent offers to sell such Approved Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two days later, provided that with respect to any
                                          --------
determination to be made by the Borrower pursuant to Section 5.01(f), such spot selling rate shall be determined by reference to the spot selling rate set forth in the Wall Street Journal on the Business Day immediately preceding the date on
       -------------------
which such determination is to be made.

     "Dollar LC Exposure" means, at any time, the sum of (a) the aggregate
      ------------------
undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of any Obligor at such time. The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

     "Dollar Lender" means (a) on the Effective Date, the Lenders having Dollar
      -------------
Sub-Commitments on Schedule 2.01 hereto under the heading "Dollar Lenders" and
(b) thereafter, the Lenders from time to time holding Loans made pursuant to Dollar Sub-Commitments or holding Dollar Sub-Commitments, after giving effect to any assignments thereof permitted by Section 10.04(b).

     "Dollar Letters of Credit" means Letters of Credit that utilize the Dollar
      ------------------------
Sub-Commitments.

     "Dollar Loan" means a Loan denominated in Dollars.
      -----------

     "Dollar Sub-Commitment" means, as to each Dollar Lender, the obligation of
      ---------------------
such Dollar Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Dollar Sub-Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Dollar Sub-Commitment, as applicable. The initial aggregate amount of the Total Dollar Sub-Commitment is $610,000,000.

     "Dollars" or "$" refers to lawful money of the United States of America.
      -------      -

     "Effective Date" has the meaning specified in Section 4.01.
      --------------

     "Eligible Inventory" means, as at any date with respect to any Person, all
      ------------------
Inventory (i) that is owned by (and in the possession or under the control of) such Person as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as to which (before the Security Termination Date) appropriate Uniform Commercial Code financing statements have been filed naming such Person as "debtor" and the Collateral Agent as "secured party", and over which (before the Security Termination Date) the Collateral Agent has a perfected security interest subject to no prior or equal Lien (other than the pari passu security
                                                           ---- -----
interest securing the Pari Passu Debt), subject to Section 10.13, (iv) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such inventory, its use or sale, (v) for which such Person has made full and final payment and (vi) that is currently usable in the manufacturing process or saleable in the normal course of such Person's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Required Lenders otherwise agree with respect to any specific customer or third-party processor, any such Inventory that has been shipped to a customer of such Person, including third-party processors, even if on a consignment or "sale or return" basis, and excluding repair and replacement parts for machinery and equipment). Notwithstanding anything in clause (vi) of the foregoing sentence to the contrary (but subject to clauses (i) through (v) of the foregoing sentence), Eligible Inventory shall include but not be limited to all barrows, gilts, boars, sows, feeder pigs, suckling pigs, nursery pigs and commercial sows and boars, multiplier hogs, nucleus hogs and other hogs (collectively, "Hogs") at
                                                                    ----
the time of determination owned and being raised at facilities owned by such Person or at facilities subject to an exclusive contract with such Person (i.e., the operator of such facility has no similar contract with any other Person) for the feeding and raising of Hogs.

     "Eligible Receivables" means, as at any date with respect to any Person,
      --------------------
the aggregate amount of all accounts (as defined in the Uniform Commercial Code) of such Person arising from the sale by such Person of Inventory in the ordinary course of its business and (before the Security Termination Date) over which the Collateral Agent has a perfected security interest subject to no prior or equal Lien (other than the pari passu security interest securing the Pari Passu Debt),
                     ---- -----
subject to Section 10.13, other than the following (determined without duplication):

     (a)  any account not payable in Dollars,

     (b) any account that is not paid within 60 days (subject to the last sentence of this definition of "Eligible Receivables") after the date of the invoice for the related inventory,

     (c)  any account owing from a subsidiary or Affiliate of such Person,

     (d) any account (other than an LC-Backed Receivable) owing from an account debtor whose principal place of business is located outside of the United States of America, provided that the aggregate amount of account that are not
                      --------
   excluded from the definition of "Eligible Receivables" pursuant to this clause (d) by virtue of their constituting LC-Backed Receivables (other than LC-Backed Receivables the related letter of credit for which has been delivered to the Collateral Agent in pledge under the Security Agreement) may not exceed 10% of the Borrowing Base,

     (e) any account owing from an account debtor that is insolvent or the subject of a bankruptcy case,

     (f) any account that is more than 28 days (subject to the last sentence of this definition of "Eligible Receivables") past due,

     (g) all accounts of any account debtor if more than 20% of the aggregate amount of the accounts owing from such account debtor are more than 28 days (subject to the last sentence of this definition of "Eligible Receivables") past due,

     (h) all accounts owing from any account debtor if the accounts owing from such account debtor and its Affiliates at the time exceed 10% of all accounts then payable to the Obligors,

     (i) any account as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

     (j) any account evidenced by an instrument (as defined in the Uniform Commercial Code) not in the possession of the Collateral Agent and containing all necessary endorsements,

     (k) any account representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase, return or offset arrangement,

     (l) any amount as to which there is an offsetting liability from the Borrower, any Subsidiary or any Affiliate of the Borrower (but only to the extent of the amount of such offsetting liability), and

     (m) all amounts reserved by any Subsidiary or Affiliate of the Borrower related to advertising and promotional programs for the respective account debtor (excluding general promotional reserves that are not reserved on a specific account basis).

In recognition of the fact that, on the date of this Agreement, the accounting systems of certain Subsidiaries are unable to track the number of days specified in clauses (b), (f) and (g) above, such numbers of days for each such Subsidiary shall be deemed for purposes hereof to be the number of days that the accounting system of such Subsidiary can track that is closest to such specified number of days, provided that (i) if such specified number of days is exactly equidistant from two numbers of days that can be so tracked, such specified number of days shall be deemed to be the lower of such two numbers, (ii) if the closest such number of days that can be so tracked is more than seven days higher than such specified number of days, such specified number of days shall be deemed to be the closest number of days that can be so tracked that is lower than such number of specified days and (iii) this sentence shall cease to have any effect after the date falling six months after the date hereof.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Issuance" means any issuance or sale by the Borrower after the
      ---------------
Effective Date of any of its capital stock.

     "Equity Rights" means, with respect to any Person, any outstanding
      -------------
subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurocurrency", when used in reference to any Loan or Borrowing, refers to
      ------------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Euros", has the meaning assigned to such term in Section 10.15(a).
      -----

     "Event of Default" has the meaning assigned to such term in Article VII.
      ----------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender, the Issuing Banks or any other recipient of any payment to be made by or on account of any obligation of the Obligors hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which an Obligor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Obligors under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.16(a).

     "Existing Credit Agreement" has the meaning assigned to such term in the
      -------------------------
preamble to this Agreement.

     "Federal Funds", when used in reference to any Loan or Borrowing, refers to
      -------------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Federal Funds Rate. Federal Funds Loans may be denominated only in Dollars.

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Funds Rate" means the "offered rate", as determined by the
      ------------------
Administrative Agent, for overnight federal funds.

     "Financial Officer" means the chief financial officer, principal accounting
      -----------------
officer, treasurer or controller of the Borrower.

          "Foreign Currency" means at any time any Currency other than Dollars.
           ----------------

          "Foreign Currency Equivalent" means, with respect to any amount in
           ---------------------------
Dollars, the amount of a Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

          "Foreign Lender" means any Lender that is organized under the laws
           --------------
of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funded Debt" means all Indebtedness which would, in accordance with
           -----------
GAAP, constitute long term debt, including:

          (a) any Indebtedness with a maturity more than one year after the creation of such Indebtedness, including any portion thereof in current liabilities;

          (b) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year notwithstanding that any such Indebtedness may be payable on demand or within one year after the creation thereof;

          (c)  any Capital Lease Obligations; and

          (d)  any Guarantee with respect to Funded Debt of another Person.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided,
                                                                      --------
that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any swap agreement, cap agreement, collar
      -----------------
agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into in respect of interest rates, foreign exchange rates or prices of commodities.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of a Person shall not include obligations of such Person to pay rent under operating leases to the extent that such obligations do not constitute Capital Lease Obligations.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Intangible Assets" means, with respect to any Person on any date, the
      -----------------
following:

     (a) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

     (b) deferred assets (other than prepaid taxes, prepaid insurance, prepaid contract payments, prepaid license fees and other prepaid expenses which are refundable);

     (c)  unamortized debt discount and expense; and

          (d) all other property or assets (whether real, personal or mixed, and whether tangible or intangible) which would be considered to be intangible under GAAP.

          "Intercreditor Agreements" mean, collectively, the Intercreditor
           ------------------------
Agreement dated as of July 15, 1997 and the Intercreditor Agreement dated as of October 27, 1999, a copy of each of which is attached as Exhibit F hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving Borrowing in accordance with Section 2.07.

          "Interest Expense" means, for any period, the sum, for the Borrower
           ----------------
(determined without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net
                                                         ----
amounts payable (or minus the net amounts receivable) under Hedging Agreements
                    -----
related to interest and accrued during such period (whether or not actually paid or received during such period).

          "Interest Payment Date" means (a) with respect to any ABR Revolving
           ---------------------
Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Federal Funds Revolving Loan, the last day of each month and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Eurocurrency Borrowing,
           ---------------
the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any
                                                  --------
Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Inventory" means, collectively, "Inventory" and "Farm Products" as
           ---------
defined in the Security Agreement.

          "Investment" means, for any Person: (a) the acquisition (whether for
           ----------
cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of programming, advertising, inventory or supplies sold in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person or (d) any Hedging Agreement having the commercial effect of a synthetic or derivative Investment.

          "Issuing Bank" means Chase, in its capacity as the issuer of Letters
           ------------
of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Chase may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Any references herein to the "relevant" Issuing Bank shall mean the issuer of the related Letter of Credit.

          "Joint Venture" means any Investment by the Borrower or any of its
           -------------
Subsidiaries as a joint venturer or partner in, or lender to, any other Person (other than a Subsidiary) principally engaged in a business in which the Borrower and its Subsidiaries are permitted by Section 6.03(c) to be engaged.

          "LC-Backed Receivable" means an account (as defined in the Uniform
           --------------------
Commercial Code) to the extent that the payment thereof is backed by a letter of credit issued for account of the related account debtor, or confirmed, by a domestic office of a commercial bank organized under the laws of the United States of America or any state thereof the short term deposits of which are rated A-1 or better by S&P or P-1 by Moody's.

          "LC Disbursement" means a payment made by an Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, as at any time, the sum of the Dollar LC Exposure
           -----------
and the Multicurrency LC Exposure.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any
           ---------
Interest Period and denominated in any Currency, the rate appearing on the Screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits denominated in such Currency with a maturity comparable to such Interest Period. In the event that such rate is not available on the Screen at such time for any reason, then, unless the last sentence of Section 10.15(e) is applicable, the "LIBO Rate" with
                                                                 ---------
respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in such Currency in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBOR" means, for any Currency, the rate at which deposits
           -----
denominated in such Currency are offered to leading banks in the London interbank market.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The interest of a lessor in any property leased pursuant to an operating lease shall not constitute a Lien over such property securing obligations of the related lessee to pay rent under such lease to the extent that such obligations do not constitute Capital Lease Obligations.

          "Loan Documents" means this Agreement, any promissory notes evidencing
           --------------
Loans hereunder and the Security Documents.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Local Time" means, with respect to any Loan denominated in or any
           ----------
payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

          "Mandatorily Redeemable Stock" means, with respect to any Person, each
           ----------------------------
share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Indebtedness of such Person (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as redemption required to be made out of future earnings or (b) convertible into other Mandatorily Redeemable Stock of such Person.

          "Margin Stock" means margin stock within the meaning of Regulations U
           ------------
and X.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
Transactions, (b) the business, assets, operations, property, prospects or condition, financial or otherwise, of the Obligors taken as a whole, (c) the ability of any Obligor to perform any of its obligations under this Agreement or the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or the other Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means July 15, 2002; provided that if such date is not
           -------------                       --------
a Business Day the Maturity Date shall be the immediately preceding Business
Day.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multicurrency LC Exposure" means, at any time, the sum of (a) the
           -------------------------
aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of any Obligor at such time. The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

          "Multicurrency Lender" means (a) on the Effective Date, the Lenders
           --------------------
having Multicurrency Sub-Commitments on Schedule 2.01 hereto under the heading "Multicurrency Lenders" and (b) thereafter, the Lenders from time to time holding Loans made pursuant to Multicurrency Sub-Commitments or holding Multicurrency Sub-Commitments, after giving effect to any assignments thereof permitted by Section 10.04(b).

          "Multicurrency Letters of Credit" means Letters of Credit that
           -------------------------------
utilize the Multicurrency Sub-Commitments.

          "Multicurrency Loan" means a Loan denominated in an Approved Foreign
           ------------------
Currency.

          "Multicurrency Sub-Commitment" means, as to each Multicurrency Lender,
           ----------------------------
the obligation of such Multicurrency Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, in each case, denominated in Dollars or in an Approved Foreign Currency, expressed as a Dollar amount representing the Dollar Equivalent of the maximum aggregate amount of such Lender's Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Multicurrency Sub-Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Multicurrency Sub-Commitment, as applicable. The initial aggregate amount of the Total Multicurrency Sub-Commitment is $40,000,000.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Obligors" means the Borrower and the Subsidiary Guarantors.
           --------

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Pari Passu Debt" means any Indebtedness (a) in respect of which the
           ---------------
Borrower is primarily liable as the borrower and the Subsidiary Guarantors (but no other Subsidiary) are liable as guarantors, (b) that is secured only by the Lien created by the Security Agreement and (c) that the Required Lenders consent to as being treated as Pari Passu Debt. All of the requirements set forth in the preceding clauses (a), (b) and (c) must be satisfied in order for any Indebtedness to be Pari Passu Debt.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (f) Liens securing judgments to the extent, for an amount and for a period not resulting in an Event of Default under Article VII(k); and

          (g) Liens created under the Federal Packers and Stockyards Act, as amended;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e)  common stock of the Borrower; and

          (f) capital stock of corporations in similar or related businesses to that of the Borrower and listed on the New York Stock Exchange, NASDAQ, the American Stock Exchange.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Financial Center" means, in the case of any Currency, the
           --------------------------
principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

          "Rabobank" means COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
           --------
"Rabobank Nederland", New York Branch.

          "Register" has the meaning set forth in Section 10.04.
           --------

          "Regulations U and X" means, respectively, Regulations U and X of the
           -------------------
Board, as the same may be amended from time to time.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Dollar LC Exposure, Multicurrency LC Exposure and Swingline Exposure at such time.

          "Revolving Dollar Credit Exposure" means, with respect to any Dollar
           --------------------------------
Lender at any time, the sum of the outstanding principal amount of such Dollar Lender's Dollar Loans and its Dollar LC Exposure and Swingline Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.
           --------------

          "Revolving Multicurrency Credit Exposure" means, with respect to any
           ---------------------------------------
Multicurrency Lender at any time, the sum of the outstanding principal amount of such Multicurrency Lender's Multicurrency Loans and its Multicurrency LC Exposure at such time.

          "S&P" means Standard & Poor's Ratings Services.
           ---

          "Screen" means, for any Currency, the relevant display page for LIBOR
           ------
for such Currency (as determined by the Administrative Agent) of the Telerate Service of Bridge Information Services (or any successor thereto or substitute therefor); provided that if the Administrative Agent determines that there is no such relevant display page for LIBOR for such Currency, "Screen" shall mean the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) of the Reuter Monitor Money Rates Service (or any successor thereto or substitute therefor).

          "Security Agreement" means the Amended and Restated Collateral Agency
           ------------------
and Security Agreement a copy of which is attached as Exhibit C hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" means the Security Agreement and all Uniform
           ------------------
Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal property created pursuant to the Security Agreement.

          "Security Termination Date" means the date, if any, that the Security
           -------------------------
Agreement is terminated in accordance with Section 10.02(c)(ii).

          "Senior Consolidated Funded Debt" means, at any time, the Consolidated
           -------------------------------
Total Funded Debt, minus the aggregate then-outstanding principal amount of the
                   -----
Senior Subordinated Notes.

          "Senior Note Documents" means (i) the Note Purchase Agreement dated as
           ---------------------
of July 15, 1996 among the Borrower and the purchasers referred to therein, (ii) the Joint and Several Guaranty, the Notes and the Security Documents referred to in said Note Purchase Agreement, (iii) the Indebtedness (further described in
Schedule 6.01 attached hereto) of the Borrower and its Subsidiaries to Colonial Farm Credit ACA and (iv) Note Purchase Agreement dated as of October 27, 1999 among the Borrower and the purchasers referred to therein, in each of the cases referred to in the foregoing clauses (i), (ii), (iii) and (iv) as the same shall, subject to Section 6.09, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Notes" means, collectively, (a) the 7-5/8 %
           -------------------------
Senior Subordinated Notes, due 2008, issued by the Borrower pursuant to an Indenture, dated as of February 9, 1998 (the "Indenture"), among the Borrower
                                              ---------
and SunTrust Bank, Atlanta, as trustee, and (b) any additional Funded Debt of the Borrower (and in respect of which none of its Subsidiaries is directly or indirectly obligated) that is subordinated to the obligations of the Borrower to the Lenders hereunder, which is incurred upon terms and conditions substantially identical (as determined by the Administrative Agent, in its sole discretion) to the terms and conditions set forth on the date hereof in the Indenture (except in respect of interest), which shall have no provisions for a sinking fund or other scheduled reductions of principal prior to final maturity and which shall have a final maturity date for the repayment of principal not earlier than the second anniversary of the Maturity Date, in each case as the same shall, subject to Section 6.13, be modified and supplemented and in effect from time to time.

          "Solvent" has the meaning assigned to such term in Section 4.01(j).
           -------

          "Special Counsel" means Milbank, Tweed, Hadley & McCloy LLP, in its
           ---------------
capacity as special counsel to Chase, as Administrative Agent of the credit facility contemplated hereby.

          "Statutory Reserve Rate" means for any day (or for the Interest Period
           ----------------------
for any Eurocurrency Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean of the aggregate of the maximum reserve
    -----
percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the

Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sub-Commitment" shall refer, as applicable. to a Dollar Sub-
           --------------
Commitment or a Multicurrency Sub-Commitment.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.
           ----------

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means Chase, in its capacity as lender of Swingline
           ----------------
Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.
           --------------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately

10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Commitment" means, at any time, the aggregate amount of the
           ----------------
Commitments as in effect at such time.

          "Total Dollar Sub-Commitment" means, at any time, the aggregate amount
           ---------------------------
of the Dollar Sub-Commitments as in effect at such time.

          "Total Multicurrency Sub-Commitment" means, at any time, the aggregate
           ----------------------------------
amount of the Multicurrency Sub-Commitments as in effect at such time.

          "Transactions" means (i) with respect to the Borrower, the execution,
           ------------
delivery and performance by the Borrower of Loan Documents to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (ii) with respect to any Obligor (other than the Borrower), the execution, delivery and performance by such Obligor of the Loan Documents to which it is a party.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Federal Funds Rate.

          "Utilization Fee" means the fees payable pursuant to Section 2.11(c).
           ---------------

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         --------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type
                              ----
(e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and
 ----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving
                                                ----
Borrowing").  Loans and Borrowings may also be identified by Currency.

          SECTION 1.03.  Terms Generally. The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP. Except as otherwise expressly
                         ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05.  Currencies, Currency Equivalents.  At any time, any
                         --------------------------------
reference in the definition of the term "Approved Foreign Currency" or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Sections 2.10(b) and 2.17(c), for purposes of determining (i) whether the amount of any Borrowing, together with all other applicable Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments or applicable Sub-Commitments, (ii) the aggregate unutilized amount of the Commitments or either Sub-Commitment and (iii) the aggregate outstanding principal amount of Borrowings, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term "Borrowing"). Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  Commitments. Subject to the terms and conditions set
                         -----------
forth herein:

          (a) each Dollar Lender agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount (i) that will not result in such Lender's Revolving Dollar Credit Exposure exceeding such Lender's Dollar Sub-Commitment and (ii) that will not result in the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all
                                     ----
     Pari Passu Debt then outstanding plus the aggregate principal amount (as
                                      ----
     defined in the definition of "Material Indebtedness" herein) of the obligations of the Borrower and its Subsidiaries under Hedging Agreements exceeding the Borrowing Base; and

          (b) each Multicurrency Lender agrees to make Revolving Loans to the Borrower in Dollars or one or more Approved Foreign Currencies from time to time during the Availability Period in an aggregate principal amount (i) that will not result in such Lender's Revolving Multicurrency Credit Exposure exceeding such Lender's Multicurrency Sub-Commitment and (ii) that will not result in the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all
                                     ----
     Pari Passu Debt then outstanding plus the aggregate principal amount (as
                                      ----
     defined in the definition of "Material Indebtedness" herein) of the obligations of the Borrower or any of its Subsidiaries under Hedging Agreements exceeding the Borrowing Base.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          In the event that any loans under the Existing Credit Agreement shall be outstanding on the Effective Date, then on the Effective Date the Borrower shall borrow Dollar Loans, and prepay Loans outstanding under the Existing Credit Agreement, in such amounts as shall be necessary so that the Dollar Loans are held hereunder pro rata in accordance with the respective Dollar Sub-Commitments of the Dollar Lenders. Any payments in respect of any Eurodollar Loans under the Existing Credit Agreement made to any Lender party to the Existing Credit Agreement that is received on any day other than the last day of the Interest Period relating thereto shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.15 of the Existing Credit Agreement.

          SECTION 2.02.  Loans and Borrowings.
                         --------------------

          (a)  Obligations Several.  Each Revolving Loan shall be made as part
               -------------------
of a Borrowing consisting of Revolving Loans of the same Currency and Type made by the applicable Lenders ratably in accordance with their respective applicable Sub-Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other

Lender of its obligations hereunder; provided that the Commitments (and Sub-
                                     --------
Commitments) of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b)  Types.  Subject to Section 2.13, each Revolving Borrowing shall
               -----
be comprised entirely of ABR Loans, Federal Funds Loans or Eurocurrency Loans denominated in a single Currency as the Borrower may request in accordance herewith and each Swingline Loan shall be comprised of a Federal Funds Loan for the period commencing on the date such Loan is made and ending on the fourth Business Day thereafter, and from and after the fifth Business Day following such date shall (automatically and without further action by any Person) be comprised of an ABR Loan. Each Federal Funds Loan and each ABR Loan (whether a Revolving Loan or a Swingline Loan) shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any
                                                              --------
exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c)  Minimum Amounts.  At the commencement of each Interest Period for
               ---------------
any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, or (as applicable) the Foreign Currency Equivalent of said amounts. At the time that each ABR Borrowing and each Federal Funds Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing or a Federal Funds
                          --------
Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Dollar Sub-Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that there shall not at any
                                          --------
time be more than a total of nine Eurocurrency Borrowings outstanding.

          (d)  Certain Limits on Interest Periods.  Notwithstanding any other
               ----------------------------------
provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (e)  Treatment of Loans Outstanding under Existing Credit Agreement.
               --------------------------------------------------------------
In the event that any loans under the Existing Credit Agreement shall remain outstanding on the Effective Date, then on the Effective Date, the Borrower shall prepay such loans in full from the proceeds of Revolving Loans hereunder, and the Borrower shall pay to each Lender party to the Existing Credit Agreement, all amounts that shall be owing to such Lender under Section 2.15 of the Existing Credit Agreement as a result of such prepayment.

          SECTION 2.03.  Requests for Revolving Loan.
                         ---------------------------

          (a)  Notification to Administrative Agent.  To request a Revolving
               ------------------------------------
Loan, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing denominated in an Approved Foreign Currency, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing,

(ii) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (iii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing or (iv) in the case of a Federal Funds Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

          (b)  Content of Notification.  Each such telephonic and written
               -----------------------
Borrowing Request shall specify the following information in compliance with
Section 2.02:

          (i)   the aggregate amount and Currency of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing, a Federal Funds Borrowing or a Eurocurrency Borrowing and whether such Borrowing shall constitute a utilization of the Dollar Sub-Commitment or Multicurrency Sub-Commitment;

          (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

          (c)  Notice by Administrative Agent to Lenders.  Promptly following
               -----------------------------------------
receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount and Currency of such Lender's Loan to be made as part of the requested Borrowing.

          (d)  Certain Presumptions.  If no election as to the Currency of a
               --------------------
Borrowing is specified in a Borrowing Request, then the Borrower shall be deemed to have requested a Borrowing denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a Federal Funds Borrowing unless an Approved Foreign Currency has been specified, in which case the Borrower shall be deemed to have requested a Eurocurrency Borrowing denominated in such Approved Foreign Currency. If no election as to the Sub-Commitment of a Borrowing is specified, then the Borrower shall be deemed to have requested a Borrowing under the Dollar Sub-Commitment, provided
                                                                      --------
that, if at such time the Dollar Sub-Commitment shall be fully drawn, then the Borrower shall be deemed to have requested a Borrowing in Dollars under the Multicurrency Sub-Commitment.

          SECTION 2.04.  Swingline Loans.
                         ---------------

          (a)  Obligation of Swingline Lender.  Subject to the terms and
               ------------------------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000, (ii) the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all Pari
                                ----
Passu Debt then outstanding plus the aggregate principal amount (as defined in
                            ----
the definition of "Material Indebtedness" herein) of the obligations of the Borrower and its Subsidiaries under Hedging Agreements exceeding the Borrowing Base or (iii) the sum of the total Revolving Dollar Credit Exposures exceeding the Total Dollar Sub-Commitment; provided that the Swingline Lender shall not be
                                 --------
required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b)  Requests for Swingline Loans.  To request a Swingline Loan, the
               ----------------------------
Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c)  Participation by Other Lenders.  The Swingline Lender may by
               ------------------------------
written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Dollar Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Dollar Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Dollar Lender, specifying in such notice such Lender's Applicable Dollar Percentage of such Swingline Loan or Loans. Each Dollar Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Dollar Percentage of such Swingline Loan or Loans. Each Dollar Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Dollar Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment
                                      ------- --------
obligations of the Lenders), and the

Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Dollar Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Dollar Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Dollar Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

          (d)  Swingline Loans Payable on Demand.  All Swingline Loans made
               ---------------------------------
hereunder shall be payable on demand of the Swingline Lender made at any time upon the Borrower (and, if not so demanded sooner, in any event shall be payable as provided in Section 2.09(a) hereof).

          SECTION 2.05.  Letters of Credit.
                         -----------------

          (a)  Obligation to Issue Letters of Credit.  Subject to the terms and
               -------------------------------------
conditions set forth herein, the Borrower may request the issuance of Letters of Credit by the Issuing Bank for its own account or for the account of any Subsidiary Guarantor, either under the Dollar Sub-Commitments or under the Multicurrency Sub-Commitments, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)  Requests for Letters of Credit.  To request the issuance of a
               ------------------------------
Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the Currency (which shall be Dollars or an Approved Foreign Currency) and amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be made under the Dollar Sub-Commitments or the Multicurrency Sub-Commitments and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on the such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar LC Exposure shall not exceed $40,000,000 and the total Revolving Dollar Credit Exposures shall not exceed the Total Dollar Sub-Commitment, (ii) the Multicurrency LC Exposure shall not exceed $10,000,000 or the Foreign Currency Equivalent thereof and the total Revolving Multicurrency Credit Exposures shall not exceed the Total Multicurrency Sub-Commitment, (iii) the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all Pari Passu Debt then outstanding plus
----                                                                        ----
the aggregate principal amount (as defined in the definition of "Material Indebtedness" herein) of the obligations of the Borrower and its Subsidiaries under Hedging Agreements shall not exceed the Borrowing Base and (iv) the sum of the total Revolving Credit Exposures shall not exceed the Total Commitment.

          (c)  Term of Letters of Credit.  Each Letter of Credit shall expire at
               -------------------------
or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d)  Participations by Other Lenders.  By the issuance of a Letter of
               -------------------------------
Credit (or an amendment to a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank or the Lenders,
(i) in the case of a Dollar Letter of Credit, the Issuing Bank hereby grants to each Dollar Lender (other than the relevant Issuing Bank), and each Dollar Lender hereby acquires from such Issuing Bank a participation in such Letter of Credit equal to such Lender's Applicable Dollar Percentage, and (ii) in the case of a Multicurrency Letter of Credit, the Issuing Bank hereby grants to each Multicurrency Lender (other than the relevant Issuing Bank), and each Multicurrency Lender hereby acquires from such Issuing Bank a participation in such Letter of Credit equal to such Lender's Applicable Multicurrency Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender's Applicable Dollar Percentage (in the case of a Dollar Letter of Credit) and such Lender's Applicable Multicurrency Percentage (in the case of a Multicurrency Letter of Credit) of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Dollar Lender and each Multicurrency Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Dollar Letters of Credit and Multicurrency Letters of Credit, as the case may be, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Dollar

Sub-Commitment or Multicurrency Sub-Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Obligation of Borrower to Reimburse.  If an Issuing Bank shall
               -----------------------------------
make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth
--------
herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Eurocurrency Borrowing of the Currency in which such Letter of Credit is issued (or in the case of a Borrowing of Dollars) an ABR Revolving Borrowing, a Federal Funds Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Eurocurrency Borrowing, ABR Revolving Borrowing, Federal Funds Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders),
                  ------- --------
and the Administrative Agent shall promptly pay to the relevant Issuing Bank, the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Eurocurrency Loans, ABR Revolving Loans, Federal Funds Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligation of Borrower Absolute, Etc.  The Borrower's obligation
               ------------------------------------
to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders, the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
              --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise the standard of care agreed hereunder (as set forth in the next sentence) to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall be deemed to have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of such Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, and shall be deemed to have failed to exercise the agreed standard of care only if it shall have engaged in gross negligence or wilful misconduct when making such determination (as determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that, notwithstanding the foregoing, the Issuing Bank
                  --------
shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Notification by Issuing Bank to Administrative Agent.  The
               ----------------------------------------------------
Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice
            --------
shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the relevant participating Lenders with respect to any such LC Disbursement.

          (h)  Interest on LC Disbursements.  If an Issuing Bank shall make any
               ----------------------------
LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof (which, in the case of Multicurrency Letters of Credit, shall be converted into Dollars) shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided
                                                                     --------
that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of Issuing Bank.  The Issuing Bank may be replaced at
               ---------------------------
any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateral.  If (i) any Event of Default shall have occurred
               ---------------
and be continuing, (ii) the aggregate amount of Revolving Dollar Credit Exposure of all Dollar Lenders hereunder exceeds the Total Dollar Sub-Commitment, (iii) the aggregate amount of Revolving

Multicurrency Credit Exposure of all Multicurrency Lenders hereunder exceeds the Total Multicurrency Sub-Commitment or (iv) the sum of the aggregate amount of Revolving Credit Exposure of all Lenders hereunder plus the aggregate principal
                                                   ----
amount of all Pari Passu Debt then outstanding plus the aggregate principal
                                               ----
amount (as defined in the definition of "Material Indebtedness" herein) of the obligations of the Borrower and its Subsidiaries under Hedging Agreements exceeds the then-current Borrowing Base on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in Dollars equal to (w) the LC Exposure as of such date, converting the aggregate Multicurrency LC Exposure into the Dollar Equivalent thereof at that date (in the case of the foregoing clause (i)), (x) the amount of the relevant excess (in the case of the foregoing clauses (ii) or (iii)) or (y) the lesser of the Revolving Credit Exposure or the amount of the relevant excess (in the case of the foregoing clause (iv)), plus (in each of the cases referred to in the foregoing clauses (i), (ii), (iii), and
(iv)) any accrued and unpaid interest thereon; provided that the obligation to
                                               --------
deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.

          The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Obligors under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the renewal of a Letter of Credit or an excess of the Revolving Credit Exposure (either in and of itself or together with the Pari Passu Debt), as the case may be, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or, in the case of a renewal of a Letter of Credit that would cause the expiration date of such Letter of Credit to extend beyond the Maturity Date, after all amounts drawn or able to be drawn under Letters of Credit have been reimbursed by the Borrower or, in the case of an excess of the Revolving Credit Exposure, after such excess has been eliminated.

          (k)  Certain Existing Letters of Credit.  To the extent that there are
               ----------------------------------
outstanding on the Effective Date pursuant to the Existing Credit Agreement one or more letters of credit issued by Chase (as the "Issuing Lender" thereunder) then, on the Effective Date, each of such letters of credit is hereby designated a "Dollar Letter of Credit" under and for all purposes of this Agreement. In that connection, the Borrower hereby represents and warrants to the Issuing Lender, each Dollar Lender and the Administrative Agent that each such letter of credit satisfies the requirements of this Section 2.05 (including paragraph (c) above).

          SECTION 2.06.  Funding of Borrowings.
                         ---------------------

          (a)  Manner of Funding.  Each Lender shall make each Loan to be made
               -----------------
by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time in the location of the Administrative Agent's Account for the relevant Currency, to the Administrative Agent's Account for such Currency; provided that Swingline Loans shall be made as provided in
                   --------
Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that Eurocurrency
                                                     --------
Loans, ABR Revolving Loans or Federal Funds Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

          (b)  Presumption by Administrative Agent.  Unless the Administrative
               -----------------------------------
Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) for the first three Business Days, (A) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for Loans in the applicable Currency or (B) in the case of the Borrower, the Federal Funds Rate (or, if such Loan is denominated in an Approved Foreign Currency, at such other rate as the Administrative Agent shall determine is appropriate in the circumstances) and (ii) thereafter, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.
                         ------------------

          (a)  Interest Election Requests.  Each Revolving Borrowing initially
               --------------------------
shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07; provided,
                                                                 --------
however, that (i) a
-------

Borrowing denominated in one Currency may not be converted to a Borrowing in a different Currency and (ii) a Eurocurrency Borrowing denominated in an Approved Foreign Currency may not be converted to a Borrowing of a different Type. Subject to the foregoing, the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b)  Notification by Borrower.  To make an election pursuant to this
               ------------------------
Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c)  Content of Notifications.  Each telephonic and written Interest
               ------------------------
Election Request shall specify the following information in compliance with
Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Federal Funds Borrowing or a Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

          If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)  Notice by Administrative Agent to Lenders.  Promptly following
               -----------------------------------------
receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e)  Certain Presumptions.  If the Borrower fails to deliver a timely
               --------------------
Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, (i) if such

Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Federal Funds Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (B) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Eurocurrency Borrowing denominated in an Approved Foreign Currency may have an Interest Period of more than one month's duration.

          SECTION 2.08.  Termination or Reduction of Commitments.
                         ---------------------------------------

          (a)  Scheduled Termination.  Unless previously terminated, the
               ---------------------
Commitments shall terminate on the Maturity Date.

          (b)  Voluntary Reductions.  The Borrower may at any time terminate, or
               --------------------
from time to time reduce, the Commitments (and Sub-Commitments); provided that
                                                                 --------
(i) each reduction of the Commitments (and of either Sub-Commitment) shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments (and either Sub-Commitment) if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the Total Commitment, the sum of the Revolving Dollar Credit Exposure would exceed the Total Dollar Sub-Commitment or the sum of the Revolving Multicurrency Credit Exposures would exceed the Total Multicurrency Sub-Commitment.

          (c)  Notifications, Etc.  The Borrower shall notify the Administrative
               ------------------
Agent of (i) any election to terminate or reduce the Commitments under paragraph
(b) of this Section 2.08, and (ii) in the case of a reduction, the amount of such reduction (if any) to be allocated to the Dollar Sub-Commitment and Multicurrency Sub-Commitment hereunder, at least three Business Days prior to the effective date of such termination or reduction, specifying such election, the aggregate amount of a reduction and any allocation as aforesaid, and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Commitments delivered
             --------
by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments (and of Sub-Commitments) shall be permanent. Each reduction of the Commitments and Sub-Commitments shall be made ratably among the Lenders in accordance with their respective Commitments and Sub-Commitments, as the case may be.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.
                         ------------------------------------

          (a)  Repayment of Loans.  The Borrower hereby unconditionally promises
               ------------------
to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the date such repayment is demanded pursuant to Section 2.04(d) hereof, the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a
                                        --------
Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b)  Maintenance of Accounts by Lenders.  Each Lender shall maintain
               ----------------------------------
in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

          (c)  Maintenance of Accounts by Administrative Agent.  The
               -----------------------------------------------
Administrative Agent shall maintain accounts in which it shall record (i) the amount and Currency of each Loan made hereunder, the Sub-Commitment, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  Effect of Entries.  The entries made in the accounts maintained
               -----------------
pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie
                                                               ----- -----
evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain
--------
such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e)  Promissory Notes.  Any Lender may request that Loans of any Sub-
               ----------------
Commitment made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Prepayment of Loans.
                         -------------------

          (a)  Voluntary Prepayments.  The Borrower shall have the right at any
               ---------------------
time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.10 and provided that the aggregate principal amount of any prepayment that does not result in the prepayment of a Borrowing in full shall be in an integral multiple of $1,000,000 (or the Foreign Currency Equivalent of such amount).

          (b)  Mandatory Prepayments.  The Borrower shall from time to time
               ---------------------
prepay the Revolving Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(j)) in such amounts as shall be necessary so that at all times the sum of the aggregate outstanding amount of Revolving Credit Exposure plus the aggregate principal amount of Pari Passu Debt then
                ----
outstanding plus the aggregate principal amount (as defined in the definition of
            ----
"Material Indebtedness" herein) of the obligations of the Borrower and its Subsidiaries under Hedging Agreements shall not exceed the Borrowing Base, such amounts to be applied, first, to Swingline Loans outstanding, second, to Revolving Loans outstanding and, third, as cover for LC Exposure outstanding.

          On each date on which a Borrowing Base Certificate is delivered pursuant to Section 5.01(f), the Borrower shall (as provided in Section 5.01(f)) determine the aggregate Revolving Credit Exposure (taking into account the Dollar Equivalent of the aggregate amount of Revolving Credit Loans denominated in any Approved Foreign Currency), and shall provide the Administrative Agent with a copy of such determination. In addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall (and at any time at the Administrative Agent's option, the Administrative Agent may) similarly determine the aggregate Revolving Credit Exposure. Upon receipt of any such determination from the Borrower, and upon its making any such determination, the Administrative Agent shall promptly notify the Lenders thereof (and in the case of any such determination by the Administrative Agent, the Borrower). If on the date of any such determination the aggregate Revolving Credit Exposure exceeds 105% of the aggregate amount of the Commitments as then in effect, the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Revolving Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(j)) in such amounts as shall be necessary so that after giving effect thereto, the aggregate Revolving Credit Exposure does not exceed the Commitments. For purposes hereof, "Currency Valuation Notice"
                                                  -------------------------
means a notice given by the Required Lenders stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the Dollar Equivalent of the aggregate Revolving Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to a Currency Valuation Notice during any rolling three-month period.

          For the purpose of the determinations in this paragraph (b), the outstanding principal amount of any Loan that is denominated in an Approved Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Currency of such Loan, determined as of the date of such determination or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received.

          (c)  Notification of Prepayments.  The Borrower shall notify the
               ---------------------------
Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time (or, in the case of a Borrowing denominated in an Approved Foreign Currency, 11:00 a.m., London time), three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing or a Federal Funds Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall identify the Borrowing to be prepaid (specifying the Currency thereof), the prepayment date and the principal amount of such Borrowing or portion thereof to be prepaid; provided that, if a notice
                                                    --------
of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11.  Fees.
                         ----

          (a)  Commitment Fees.  The Borrower agrees to pay to the
               ---------------
Administrative Agent for the account of each Lender a Commitment Fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. For purposes of this
Section 2.11(a) only, Swingline Loans shall not be deemed to constitute a use of any Lender's Commitment. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the

Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Commitment Fees accruing after the date on which the
        --------
Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b)  Letter of Credit Fees.  The Borrower agrees to pay (i) to the
               ---------------------
Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Letters of Credit on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the relevant Issuing Bank a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of such Issuing Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iii) to the relevant Issuing Bank its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on
                --------
which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)  Utilization Fees.  The Borrower agrees to pay to the to the
               ----------------
Administrative Agent for the account of each Lender a Utilization Fee which shall accrue, for each day on which the aggregate Revolving Credit Exposure of all of the Lenders is greater than 50% of the Total Commitment, at a rate per annum equal to 1/8 of 1% of the Revolving Credit Exposure of such Lender on such date. Accrued Utilization Fees (if any) shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Utilization Fees accruing after the date on which
             --------
the Commitments terminate shall be payable on demand. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d)  Administrative Agent's Fees.  The Borrower agrees to pay to the
               ---------------------------
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (e)  Manner of Payment.  All fees payable hereunder shall be paid on
               -----------------
the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees, Utilization Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12.  Interest.
                         --------

          (a)  ABR Borrowings.  The Loans comprising each ABR Borrowing
               --------------
(including each Swingline Loan comprised of an ABR Borrowing in accordance with Section 2.02(b)) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b)  Federal Funds Borrowings.  The Loans comprising each Federal
               ------------------------
Funds Borrowing (including each Swingline Loan comprised of a Federal Funds Borrowing in accordance with Section 2.02(b)) shall bear interest at the Federal Funds Rate plus the Applicable Rate.

          (c)  Eurocurrency Borrowings.  The Loans comprising each Eurocurrency
               -----------------------
Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (d)  Default Rate.  Notwithstanding the foregoing, if any principal of
               ------------
or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12.

          (e)  Interest Payment Dates.  Accrued interest on each Loan shall be
               ----------------------
payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                --------
paragraph (d) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Federal Funds Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f)  Computation.  All interest hereunder shall be computed on the
               -----------
basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Federal Funds Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13.  Alternate Rate of Interest. If prior to the
                         --------------------------
commencement of any Interest Period for a Eurocurrency Borrowing (the Currency of such Borrowing being herein called the "Affected Currency"):
                                           -----------------

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

          (b) the Administrative Agent is advised by Lenders of the affected Sub-Commitment having more than 50% of such Sub-Commitment that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, a Federal Funds Borrowing, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as a Federal Funds Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.

          SECTION 2.14.  Increased Costs.
                         ---------------

          (a)  Change in Law.  If any Change in Law shall:
               -------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the relevant Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the relevant Issuing Bank for such additional costs incurred or reduction suffered.

          (b)  Capital Requirements.  If any Lender or Issuing Bank determines
               --------------------
that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender, such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

          (c)  Certificate from Lenders, Etc. A certificate of a Lender or an
               -----------------------------
Issuing Bank setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d)  Retroactive Requests.  Failure or delay on the part of any Lender
               --------------------
or Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a
              --------
Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that,
                                                         -------- -------
if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.15.  Break Funding Payments. In the event of (a) the payment
                         ----------------------
of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan, denominated in the Currency of such Loan, had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on
                       ----
such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period, denominated in such Currency from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16.  Taxes.
                         -----

          (a)  Payment for Taxes.  Any and all payments by or on account of any
               -----------------
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                    --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)  Other Taxes.  In addition, the Borrower shall pay any Other Taxes
               -----------
to the relevant Governmental Authority in accordance with applicable law.

          (c)  Indemnification by Borrower.  The Borrower shall indemnify the
               ---------------------------
Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d)  Receipts.  As soon as practicable after any payment of
               --------
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e)  Exemptions.  Upon becoming a party to this Agreement, each
               ----------
Foreign Lender represents and warrants to the Borrower that it is, on the date such Foreign Lender becomes a party hereto, entitled to complete exemption from withholding tax under the laws of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, for payments made to it by the Borrower hereunder. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f)  Refunds or Credits.  If any Lender or the Administrative Agent
               ------------------
(i) receives a refund from a taxation authority in respect of any Indemnified Taxes or Other Taxes with respect to which the Borrower has paid additional amounts hereunder or (ii) claims any credit or other tax benefit (such credit to include any increase in any foreign tax credit) with respect to any Taxes or Other Taxes for which it has been indemnified by the Borrower and with respect to which the Borrower has paid additional amounts hereunder which refund, credit or other tax benefit in the sole judgment of such Lender or the Administrative Agent is directly attributable to any such Indemnified Tax or Other Tax paid, such Lender or the Administrative Agent shall promptly pay over to the Borrower the amount of such refund, credit or other tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including any taxes on a refund or on interest received or credited) which such Lender or the Administrative Agent certifies that it has reasonably determined to have been incurred in connection with obtaining such refund, credit or other tax benefit; provided, however, that
                                                         --------  -------
(i) the Borrower agrees to repay, upon the request of such Lender or the Administrative Agent, the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund or credit to such tax authority, (ii) such Lender or the Administrative Agent, as the case may be, shall have no obligation to cooperate with respect to any contest (or continue to cooperate with respect to any contest), or to seek or claim any refund, credit or other tax benefit if such Lender or the Administrative Agent determines that its interest would be materially adversely affected by so cooperating (or continuing to cooperate) or by seeking or claiming any such refund, credit or other tax benefit and (iii) the Borrower shall not have any right to examine the tax returns or other records of any Lender or the Administrative Agent or to obtain any information with respect thereto by reason of the provisions of this Section or any judgment or determination made by any Lender or the Administrative Agent pursuant to this Section.

          SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.
----

          (a)  Manner of Payment.  The Borrower shall make each payment required
               -----------------
to be made by it hereunder and under the other Loan Documents (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Local Time in the location of the Administrative Agent's

Account for the relevant Currency, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent's Account for the relevant Currency, except that payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute, in like Currency and funds, any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

          (b)  Payments on Non-Business Days.  If any payment hereunder shall be
               -----------------------------
due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

          (c)  Currency of Payments.  All amounts owing under this Agreement
               --------------------
(including Commitment Fees, Utilization Fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars, provided that all payments of
                                          --------
principal of and interest on any Loan denominated in an Approved Foreign Currency, and all payments relating to such Loans under Section 2.15 should be payable in such Foreign Currency. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

          (d)  Pro Rata Treatment.  Except to the extent otherwise provided
               ------------------
herein: (i) each Borrowing of Dollar Loans or Multicurrency Loans in a particular Currency from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of Commitment Fees, Utilization Fees or of participation fees under Section 2.11 hereof in respect of the Dollar Sub-Commitment or the Multicurrency Sub-Commitment shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitment, Dollar Sub-Commitment or Multicurrency Sub-Commitment under Section
2.08 hereof shall be applied to the respective Commitments and Sub-Commitments of the relevant Lenders, pro rata according to the amounts of their respective Commitments or Sub-Commitments; (ii) the making, conversion and continuation of Loans of a particular Type and Currency (other than conversions provided for by Section 2.13 hereof) shall be made pro rata among the relevant

Lenders according to the amounts of their respective Sub-Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans) and the then current Interest Period for each Eurocurrency Loan, as applicable, shall be coterminous; (iii) each payment or prepayment of principal of Dollar Loans or of Multicurrency Loans by the Borrowers shall be made for account of the Dollar Lenders and the Multicurrency Lenders, as applicable, pro rata in accordance with the respective unpaid principal amounts of the Dollar Loans and Multicurrency Loans held by them; and
(iv) each payment of interest on Dollar Loans and Multicurrency Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Dollar Loans and Multicurrency Loans then due and payable to the respective Lenders.

          (e)  Manner of Application if Insufficient Funds.  If at any time
               -------------------------------------------
insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (f)  Sharing of Payments.  If any Lender shall, by exercising any
               -------------------
right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any
--------
portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or the other Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

          (g)  Presumption by Administrative Agent.  Unless the Administrative
               -----------------------------------
Agent shall have received notice from the Borrower prior to the date on which any payment is due to the

Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the relevant Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (h)  Withholding by Administrative Agent of Certain Payments.  If any
               -------------------------------------------------------
Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(g), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.
                         ----------------------------------------------

          (a)  Change of Lending office.  If any Lender requests compensation
               ------------------------
under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  Replacement of Lenders.  If any Lender requests compensation
               ----------------------
under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
             --------
written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers. Each of the Borrower and its
                         --------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability. The Transactions are
                         -----------------------------
within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts. The Transactions
                         ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) except for the Lien created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.
                         -----------------------------------------------

          (a)  Financial Statements.  The Borrower has heretofore furnished to
               --------------------
the Lenders (i) its consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the fiscal year ended May 2, 1999, reported on by Arthur Andersen LLP, independent public accountants and (ii) its consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the fiscal period ended August 1, 1999. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b)  No Material Adverse Change.  Since May 2, 1999, there has been no
               --------------------------
event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as reflected in the financial statements referred to in Section 3.04(a) as of and for the fiscal period ended August 1, 1999.

          (c)  No Material Undisclosed Liabilities.  The Borrower does not have
               -----------------------------------
on the date of this Agreement any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected in the balance sheets as at May 2, 1999 and August 1, 1999 referred to above.

          SECTION 3.05.  Properties.
                         ----------

          (a)  Title to Properties.  Each of the Borrower and its Subsidiaries
               -------------------
has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b)  Intellectual Property.  Each of the Borrower and its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental Matters.
                         ------------------------------------

          (a)  Litigation.  There are no actions, suits or proceedings by or
               ----------
before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which an adverse determination is reasonably likely and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

          (b)  Environmental Matters.  Except with respect to any other matters
               ---------------------
that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c)  Disclosed Matters.  Since the Effective Date, there has been no
               -----------------
change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. As of the Effective Date, the Borrower does not believe that the Disclosed Matters individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements. Each of the
                         -----------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status. Neither the
                         -------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes. Each of the Borrower and its Subsidiaries has
                         -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA. No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $55,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $55,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.  Disclosure. The Borrower and its Subsidiaries have
                         ----------
disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to
                                            --------
projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Regulations U and X. Neither the Borrower nor any of
                         -------------------
its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 3.13.  Material Agreements and Liens.
                         -----------------------------

          (a)  Indebtedness.  Part A of Schedule 3.13 hereto is a complete and
               ------------
correct list, as of the Effective Date, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries (other than the Existing Credit Agreement and the Senior Note Documents) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule 3.13.

          (b)  Liens.  Part B of Schedule 3.13 hereto is a complete and correct
               -----
list, as of the Effective Date, of each Lien securing Indebtedness of any Person covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of said
Schedule 3.13.

          SECTION 3.14.  Subsidiaries, Etc.
                         -----------------

          (a)  Subsidiaries.  Set forth in Part A of Schedule 3.14 hereto is a
               ------------
complete and correct list, as of the Effective Date, of all of the Subsidiaries of the Borrower, together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 3.14 hereto, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 3.14 hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b)  Investments.  Set forth in Part B of Schedule 3.14 hereto is a
               -----------
complete and correct list, as of the Effective Date, of all Investments (other than Investments disclosed in Part A of said Schedule 3.14 hereto) held by the Borrower or any of its Subsidiaries in Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule 3.14 hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          SECTION 3.15.  Solvency. On and as of the Effective Date, immediately
                         --------
prior to and after consummation of the Transactions and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and its Subsidiaries, taken as a whole, are, and each Obligor is, and will be Solvent.

          SECTION 3.16  Year 2000. Any reprogramming required to permit the
                        ---------
proper functioning, prior to, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed, such that any effect of the year 2000 will not be a Material Adverse Effect. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) has not resulted in a Default or a Material Adverse Effect.


                                  ARTICLE IV

                                  CONDITIONS

          SECTION 4.01.  Effective Date. This Agreement shall not become
                         --------------
effective until the date (the "Effective Date"), on which the Administrative
                               --------------
Agent shall notify the Borrower that each of the following conditions is satisfied (or waived in accordance with Section 10.02) (provided that this Agreement shall not become effective if the Effective Date does not occur before December 15, 1999):

          (a)  Execution of Agreement.  The Administrative Agent (or Special
               ----------------------
     Counsel) shall have received from each Obligor, each Lender under the Existing Credit Agreement, and each Lender intended to be party to this Agreement that is not a party to the Existing Credit Agreement either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to each Obligor, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (c)  Officer's Certificate.  The Administrative Agent shall have
               ---------------------
     received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and
     (b) of Section 4.02.

          (d)  Borrowing Base Certificate.  The Administrative Agent shall have
               --------------------------
     received a Borrowing Base Certificate not more than 3 days prior to the Effective Date.

          (e)  Opinion of Counsel to Obligors.  The Administrative Agent shall
               ------------------------------
     have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of McGuire Woods Battle & Boothe LLP, counsel for the Obligors, substantially in the form of Exhibit D, and covering such other matters relating to the Obligors, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinion).

          (f)  Opinion of Special Counsel.  The Administrative Agent shall have
               --------------------------
     received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel substantially in the form of Exhibit E hereto (and the Administrative Agent hereby requests such counsel to deliver such opinion).

          (g)  Perfection Actions.  The Administrative Agent (or Special
               ------------------
     Counsel) shall have received evidence that duly completed and executed Uniform Commercial Code Financing Statements covering the personal property subject to the Liens created by the Security Agreement have been duly filed in all jurisdictions in which such filing is necessary or appropriate and that such filings are current and in full force and effect as of the Effective Date.

          (h)  Lien Searches.  The Administrative Agent (or Special Counsel)
               -------------
     shall have received a copy of the results of such Uniform Commercial Code, tax and judgment searches as may be requested by the Administrative Agent in each relevant jurisdiction with respect to the Borrower and its Subsidiaries and which searches reveal no Liens on any asset of the Borrower or its Subsidiaries except for (i) Liens permitted under this Agreement and (ii) Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent.

          (i)  Solvency Certificate.  The Administrative Agent (or Special
               --------------------
     Counsel) shall have received a certificate of the Borrower, to the effect that, as of the Effective Date (after giving effect to the Transactions),
     (a) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, regular market value to mean the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the aggregate amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (b) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as contemplated to be conducted and (c) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature (satisfaction of items (a) through (c) of this paragraph (k) is herein referred to as being "Solvent").
                                     -------

          (j)  Fees, Etc.  The Administrative Agent, the Lenders and the
               ---------
     Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Obligors hereunder.

          (k)  Other Documents.  The Administrative Agent shall have received
               ---------------
     such other documents as the Administrative Agent or any Lender or Special Counsel may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

          SECTION 4.02.  Each Credit Event. The obligation of each Lender to
                         -----------------
make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Obligors set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b)  Absence of Default.  At the time of and immediately after giving
               ------------------
     effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section 4.02.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information. The
                         ------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a)  within 90 days after the end of each fiscal year of the Borrower,
     (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like modification, qualification or exception and without any modification, qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis or consolidating basis, as the case may be, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the Interest Coverage Ratio as at the last day of the fiscal quarter or fiscal year, as the case may be, in respect of which such financial statements are delivered, and demonstrating compliance with
     Section 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

          (f) as soon as available and in any event within 5 Business Days after the end of each monthly accounting period, (i) a Borrowing Base Certificate certifying as to the Borrowing Base as at the last day of such accounting period and (ii) a certificate of a Financial Officer in form and detail satisfactory to the Administrative Agent setting forth a determination of the aggregate Revolving Credit Exposure as at the last day of such monthly accounting period (taking into account the Dollar Equivalent of the aggregate amount of Revolving Credit Loans denominated in any Approved Foreign Currency);

          (g) as soon as available after the end of each fiscal year of the Borrower, a report (prepared at the expense of the Borrower) of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) approved by the Administrative Agent with respect to the Receivables and Inventory components included in the Borrowing Base which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate then most recently received by the Administrative Agent hereunder is accurate and complete in all material respects and whether or not a Trigger Date (as such term is defined in Section 10.13 hereof) has occurred; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events. The Borrower will furnish
                         --------------------------
to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Existence; Conduct of Business. The Borrower will, and
                         ------------------------------
will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit
                                --------
any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04.  Payment of Obligations. The Borrower will, and will
                         ----------------------
cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05.  Maintenance of Properties; Insurance. The Borrower
                         ------------------------------------
will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.06.  Books and Records; Inspection Rights. The Borrower
                         ------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07.  Compliance with Laws. The Borrower will, and will cause
                         --------------------
each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including all Environmental Laws, and with all other material obligations, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08.  Use of Proceeds and Letters of Credit.
                         -------------------------------------

          (a)  Use of Proceeds.  The proceeds of the Loans hereunder will be
               ---------------
used only for working capital and other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          (b)  Letters of Credit.  Letters of Credit will be issued only to
               -----------------
support obligations of the Borrower and its Subsidiaries.

          SECTION 5.09.  Additional Subsidiary Guarantors. The Borrower will
                         --------------------------------
take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that each Subsidiary the inventory or receivables of which are included in the calculation of the Borrowing Base is a Subsidiary Guarantor and, thereby, an "Obligor" hereunder and under the Security Agreement pursuant to documentation satisfactory to the Administrative Agent in form and substance. In addition, the Borrower may cause any of its other Subsidiaries to become a Subsidiary Guarantor and, thereby, an "Obligor" hereunder and under the Security Agreement pursuant to documentation satisfactory to the Administrative Agent in form and substance. Each such new Subsidiary Guarantor shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each other Obligor pursuant to Section 4.01 or as any Lender or the Administrative Agent shall have reasonably requested.


                                  ARTICLE VI

                              NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness. The Borrower will not, and will not
                         ------------
permit any Subsidiary to, create, incur or assume any Indebtedness, except:

          (a)  Indebtedness created hereunder;

          (b)  Pari Passu Debt;

          (c) any extensions, renewals or replacements of any Indebtedness existing on the date hereof and set forth in Schedule 6.01, provided that the aggregate principal amount of such Indebtedness is not thereby increased;

          (d) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

          (e) other Indebtedness in an aggregate principal amount not exceeding $20,000,000 created, incurred or assumed in any fiscal year of the Borrower; and

          (f)  other Indebtedness provided that, on the date (the "Incurrence
                                  --------                         ----------
     Date") such Indebtedness is created, incurred or assumed (as the case may
     ----
     be), the Borrower furnishes to the Administrative Agent reasonable projections demonstrating in reasonable detail that the Borrower will be in compliance with Section 6.12(e) on the last day of each of the next succeeding four fiscal quarters of the Borrower that end after the Incurrence Date after giving effect to such creation, incurrence or assumption, together with a certificate of a Financial Officer to the effect that such projections are based upon reasonable assumptions and reflect the Borrower's best estimate as to the matters covered thereby.

For purposes of the foregoing paragraphs (e) and (f), the Acquisition of any Person shall be deemed to constitute the assumption of the Indebtedness of such Person by a Subsidiary of the Borrower at the time of the consummation of such Acquisition.

          SECTION 6.02.  Liens. The Borrower will not, and will not permit any
                         -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) Liens created by the Senior Note Documents as in effect on the date hereof; provided that there shall be no Lien securing any obligations
                  --------
     under the Senior Note Documents at any time after the Security Termination Date;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 (other than Liens created by the Senior Note Documents); provided that (i)
                                                              --------
     such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
                                                                --------
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security
                                                 --------
     interests secure Indebtedness incurred to finance such acquisition, construction or improvement, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
     (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f)  the Lien created by the Security Agreement; provided that there
                                                           --------
     shall be no Lien securing any Pari Passu Debt at any time after the Security Termination Date;

          (g) any extensions, renewals or replacements of any of the Liens permitted by the foregoing clauses (a) through (f) effected in connection with any extension, renewal or replacement of the Indebtedness secured thereby; provided that (i) the aggregate principal amount of such
              --------
     Indebtedness is not thereby increased, (ii) such Lien shall not be extended to cover any additional property and (iii) there shall be no Lien securing any extension, renewal or replacement of the Pari Passu Debt or any obligations under the Senior Note Documents at any time after the Security Termination Date; and

          (h) other Liens that (whether before or after the Security Termination Date) do not cover any Collateral (as defined in the Security Agreement).

Notwithstanding anything contained herein to the contrary, the aggregate amount of obligations of the Borrower and its Subsidiaries secured by Liens permitted by any of clauses (c), (d), (e), (g) (to the extent extending, renewing or replacing any of the Liens permitted by any of clauses (c), (d) and (e)) and (h) shall not exceed 15% of Consolidated Tangible Net Worth at any time on or after the Security Termination Date.

          SECTION 6.03.  Fundamental Changes.
                         -------------------

          (a)  Mergers, Sales of Assets, Etc.  The Borrower will not, and will
               -----------------------------
not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, provided that if any such
                                               --------
transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, provided that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and if such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance and
(iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any
                                                               --------
such merger that would otherwise be permitted by this Section 6.03 involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b)   Joint Ventures.  The Borrower will not, and will not permit any
                --------------
of its Subsidiaries to invest in any Joint Venture, consummate any Acquisition or otherwise acquire any business, or the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), unless immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing, and:

          (i) such acquisition is an Acquisition and such Acquisition (if by purchase of assets, merger or consolidation) is effected in such manner that the acquired business, and the related assets, are owned either by the Borrower or a Subsidiary and, if effected by merger or consolidation involving the Borrower, the Borrower is the continuing or surviving entity and, if effected by merger or consolidation involving a Subsidiary, the continuing or surviving entity is a Subsidiary; or

          (ii) such acquisition is an Acquisition and such Acquisition (if by purchase of stock) is effected in such manner so that the acquired entity becomes a Subsidiary; or

          (iii) such transaction is an Acquisition or a Joint Venture and after giving effect to such Acquisition or Joint Venture the Borrower is in compliance with Section 6.12 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four consecutive fiscal quarters most recently ended prior to the date of such Acquisition or Joint Venture for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such Acquisition or Joint Venture shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition or Joint Venture) and, in the event that the aggregate amount of expenditures in respect of such Acquisition or Joint Venture and of all prior Acquisitions and Joint Ventures made during a single fiscal year and not covered by a certificate delivered under this subclause (iii) exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (iii).

          (c)  Lines of Business.  The Borrower will not, and will not permit
               -----------------
any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto.

          SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                         --------------------------------------------
Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries
------------
to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b) Investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and Investments by the Borrower existing on the date hereof described in Part B of Schedule 3.14;

          (c) Investments made by the Borrower in any Subsidiary and made by any Subsidiary in the Borrower or any other Subsidiary;

          (d)  Guarantees constituting Indebtedness permitted by Section 6.01;

          (e) Investments in an aggregate amount not exceeding $10,000,000 at any one time outstanding in a cold storage warehouse and distribution center in Sioux Falls, South Dakota constituting a joint venture between Freezer Services Inc., the Borrower and John Morrell & Co.;

          (f) other Investments not exceeding $5,000,000 in the aggregate amount outstanding at any time; and

          (g) Investments constituting Acquisitions or Joint Ventures permitted by Section 6.03(b) made by the Borrower or any of its Subsidiaries in any Person (other than a Subsidiary) principally engaged in a business in which the Borrower and its Subsidiaries are permitted by Section 6.03(c) to be engaged.

          SECTION 6.05.  Hedging Agreements. The Borrower will not, and will not
                         ------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.06.  Restricted Payments. The Borrower will not, and will
                         -------------------
not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

          SECTION 6.07.  Transactions with Affiliates. The Borrower will not,
                         ----------------------------
and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.06.

          SECTION 6.08.  Restrictive Agreements. The Borrower will not, and will
                         ----------------------
not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not
                                      --------
apply to restrictions and conditions imposed by law or by this Agreement or any of the other Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or any of the other Loan Documents if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement under which the Indebtedness governed by the Senior Note Documents is refinanced, provided that such restrictions or conditions are not materially more restrictive than those contained in the Senior Note Documents on the date hereof (and, if such agreement does not provide that the Indebtedness created thereunder will be secured by Liens on property or assets of the Borrower or any Subsidiary, such agreement may contain restrictions or conditions limiting Liens on property or assets of the Borrower or any Subsidiary which are not the subject of Liens granted under the Security Agreement and such restrictions or conditions shall not be deemed more onerous than those contained in the Senior Note Documents on the date hereof) and (vii) clause (a) of the foregoing shall not apply to any requirement that obligations of the Borrower or its Subsidiaries, as the case may be, that are pari passu or subordinated in right of payment to the Senior
                 ---- -----
Subordinated Notes or the guaranties by Subsidiaries of the Borrower in respect thereof, as the case may be, may not be secured unless the Senior Subordinated Notes and/or such guaranties are at least equally and ratably secured.

          SECTION 6.09.  Senior Note Documents. Promptly following the execution
                         ---------------------
thereof, the Borrower will supply each Lender with a copy of any modification, supplement or waiver to a Senior Note Document.

          SECTION 6.10.  Limitation on Sale and Leaseback Transactions. The
                         ---------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any transaction or series of related transactions pursuant to which the Borrower or such Subsidiary sells or transfers any property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such property to the seller or transferor.

          SECTION 6.11.  Fiscal Periods. If the Borrower changes the manner of
                         --------------
determining the last day of its fiscal year or the last days of the first three fiscal quarters in each of its fiscal years, the parties hereto shall negotiate in good faith to agree to modify any financial calculations and determinations hereunder to reflect their original intent in light of such changes, and if they fail so to agree all such financial calculations determinations hereunder shall continue to be made as if such change had not occurred.

          SECTION 6.12.  Financial Covenants.
                         -------------------

          (a)  Consolidated Current Ratio.  The Borrower will not permit the
               --------------------------
Consolidated Current Ratio to be less than 1.05 to 1 at any time.

          (b)  Consolidated Working Capital.  The Borrower will not permit
               ----------------------------
Consolidated Working Capital to be less than $35,000,000 at any time.

          (c)  Consolidated Leverage Ratio.  The Borrower will not permit the
               ---------------------------
ratio of Consolidated Total Funded Debt to Consolidated EBITDA (for the four prior fiscal quarters) on any date to be more than 4.00 to 1; and the Borrower will not permit the ratio of Senior Consolidated Funded Debt to Consolidated EBITDA on any date to be more than 3.20 to 1.

          (d)  Consolidated Tangible Net Worth.  The Borrower will not permit
               -------------------------------
Consolidated Tangible Net Worth on any date (the "Determination Date") to be
                                                  ------------------
less than the sum of (i) $450,000,000 plus (ii) 50% of the aggregate amount of
                                      ----
Consolidated Net Income for each quarter that ends after the Effective Date and on or before the Determination Date in respect of which Consolidated Net Income is greater than zero plus (iii) 50% of the aggregate amount of increases in
                     ----
Consolidated Tangible Net Worth after the Effective Date and on or before the Determination Date resulting from the issuance by it of capital stock as consideration in Acquisitions made by it and its Subsidiaries.

          (e)  Consolidated Interest Coverage Ratio.  The Borrower will not
               ------------------------------------
permit the ratio of Consolidated EBIT to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower to be less than 2.50 to 1.

          SECTION 6.13.  Senior Subordinated Notes.  If any Default then exists
                         -------------------------
or would result therefrom, the Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Senior Subordinated Notes, except (subject to the terms of subordination thereof) for regularly scheduled payments of principal and interest in respect thereof required pursuant to the terms) hereof. The Borrower shall not, and shall not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to the Senior Subordinated Notes without the prior consent of the Administrative Agent (with the approval of the Required Lenders) if such modification, supplement or waiver would be adverse in any material respect to the interests of the Borrower, any of its Subsidiaries or any of the Lenders.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Borrower or any Subsidiary) or 5.08 or in Article VI;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) the Borrower or any Subsidiary receives any notice, notification, demand, request for information, citation, summons or order or there has been filed any complaint or any penalty has been assessed or an investigation or review is pending or threatened by any governmental or other entity, in each case with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, in each case which could reasonably be expected to result in a Material Adverse Effect;

          (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $10,000,000 for all periods;

          (n) any of the following shall occur: (i) subject to Section 10.13, the Lien created by any Security Document shall at any time cease to constitute a valid and perfected Lien on the collateral intended to be covered thereby before the Security Termination Date; (ii) subject to
     Section 10.13, except for expiration in accordance with its terms, any Security Document shall for whatever reason be terminated, or shall cease to be in full force and effect before the Security Termination Date; or
     (iii) subject to Section 10.13, the actual or asserted invalidity of any Security Document or of any guarantee under Article VIII hereof or the validity of any Security Document or of any guarantee under Article VIII hereof or the validity of any subordination provision contained in Article VIII hereof shall be contested by any party before (in the case of any Security Document) the Security Termination Date; or

          (o)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.


                                 ARTICLE VIII

                                   GUARANTEE

          SECTION 8.01  The Guarantee. The Subsidiary Guarantors hereby jointly
                        -------------
and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans (and, in the case of Letters of Credit, LC Disbursements) made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower to any Lender (or any affiliate of any Lender) in respect of any Hedging Agreement, in each case in the Currency thereof and otherwise strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary
                                ----------------------
Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 8.02  Obligations Unconditional. The obligations of the
                        -------------------------
Subsidiary Guarantors under Section 8.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          SECTION 8.03  Reinstatement. The obligations of the Subsidiary
                        -------------
Guarantors under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          SECTION 8.04  Subrogation. The Subsidiary Guarantors hereby jointly
                        -----------
and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments and Letters of Credit under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in
Section 8.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          SECTION 8.05  Remedies. The Subsidiary Guarantors jointly and
                        --------
severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Article VII) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 8.01.

          SECTION 8.06  Instrument for the Payment of Money. Each Subsidiary
                        -----------------------------------
Guarantor hereby acknowledges that the guarantee in this Article VIII constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 8.07  Continuing Guarantee. The guarantee in this Article VIII
                        --------------------
is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 8.08  Rights of Contribution. The Subsidiary Guarantors hereby
                        ----------------------
agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 8.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article VIII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 8.08, (i) "Excess Funding Guarantor"
                                                  ------------------------
means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the
      --------------
amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary
                                       --------------
Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          SECTION 8.09  General Limitation on Guarantee Obligations. In any
                        -------------------------------------------
action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 8.01 would otherwise, taking into account the provisions of Section 8.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT

          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as its collateral agent under the Security Agreement and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or of the Security Agreement, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall take such action (subject to Section 10.02(b) hereof and subject to the right of the Administrative Agent to receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.03(c) hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take such action) with respect to the notice of a Default referred to in the preceding paragraph as shall be directed by the Required Lenders, provided that,
                                                                  --------
unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such notice of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          The Arranger identified on the cover page of this Agreement shall have no duties or responsibilities hereunder. The Co-Agent identified on the cover page of this Agreement shall have no duties or responsibilities hereunder other than as a Lender and as an Issuing Bank hereunder.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01.  Notices. Except in the case of notices and other
                          -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Smithfield Foods, Inc. at 200 Commerce Street, Smithfield, VA 23430, Attention: Mr. C. Larry Pope (Telecopy No. 757-365-3023) and Michael H. Cole (Telecopy No. 757-365-
     3023);

          (b) if to any Subsidiary Guarantor, at the address for notices to the Borrower as provided herein;

          (c) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Deidre Wall (Telecopy No. 212-552-
     7391), and, if such notice or other communication relates to borrowings of, or payments or prepayments of, or the duration of Interest Periods for, Loans denominated in a Foreign Currency, also to The Chase Manhattan Bank, 4 Thomas More Street, London, E1 94T, England, Attention: Agency Loans Department (Telecopy No. 44-171-777-2360; Telephone No. 44-171-777-2353),
     in each case with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Gary L. Spevack (Telecopy No. 212-270-
     8963);

          (d) if to Chase in its capacity as Issuing Bank, to it at 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Paul W. Robinson, Supervisor L/C (Telecopy No. 212-638-8200);

          (e) if to the Swingline Lender, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Deidre Wall (Telecopy No. 212-552-7391); and

          (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02.  Waivers; Amendments.
                          -------------------

          (a)  Waivers.  No failure or delay by the Administrative Agent, any
               -------
Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

          (b)  Amendments of Agreement.  Neither this Agreement nor any
               -----------------------
provision hereof, nor the Intercreditor Agreements nor any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i)
                                     --------
increase the Commitment (or either Sub-Commitment) of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17 in a manner that would alter the pro rata treatment of Lenders required thereby, without the written consent of each Lender, (v) change the definition of "Approved Foreign Currency", "Dollar Equivalent", "Foreign Currency" or "Foreign Currency Equivalent", or any provision affecting the calculation of an amount payable in an Approved Foreign Currency, without the written consent of each Multicurrency Lender, (vi) change any of the provisions of this Section 10.02 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) change the reference to 75% in the definition of "Borrowing Base" to a higher percentage without the written consent of each Lender; (viii) release all or substantially all of the Subsidiary Guarantors from their obligations in respect of their Guarantee hereunder without the written consent of each Lender; or (ix) release all or substantially all of the collateral under the Security Documents without the written consent of each Lender; provided further that no such agreement shall
                                -------- -------
amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

          (c)  Amendments of Security Documents.  Neither any Security Document
               --------------------------------
nor any provision thereof may be waived, amended or modified, nor may any collateral thereunder be released, except pursuant to an agreement or agreements in writing entered into by the Obligors party thereto, and by the Administrative Agent with the consent of the Required Lenders. Notwithstanding the foregoing, the Administrative Agent shall, at the request of the Borrower, (i) agree to release from the Lien of the Security Agreement any property that is the subject of a permitted sale hereunder to a Person other than the Borrower or a Subsidiary and (ii) agree to terminate the Security Agreement if (w) at the time of such release, the aggregate amount of obligations of the Borrower and its Subsidiaries secured by Liens permitted by any of clauses (c), (d), (e), (g) (to the extent extending, renewing or replacing any of the Liens permitted by any of clauses (c), (d) and (e)) and (h) does not exceed 15% of Consolidated Tangible Net Worth, (x) the long term senior, unsecured debt of the Borrower is rated at least Baa3 by Moody's and is rated at least BBB- by S&P, (y) no Default has occurred and is continuing and (z) all collateral security provided with respect to the Senior Note Documents and the Pari Passu Debt shall have been released.

          SECTION 10.03.  Expenses; Indemnity: Damage Waiver.
                          ----------------------------------

          (a)  Expenses.  The Borrower shall pay (i) all reasonable out-of-
               --------
pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b)  Indemnification by Borrower.  The Borrower shall indemnify the
               ---------------------------
Administrative Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
                                                                   ----------
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c)  Indemnification by Lenders.  To the extent that the Borrower
               --------------------------
fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this
Section 10.03, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

          (d)  No Consequential Damages, Etc.  To the extent permitted by
               -----------------------------
applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e)  Payment Due Dates.  All amounts due under this Section 10.03
               -----------------
shall be payable promptly after written demand therefor.

          SECTION 10.04.  Successors and Assigns.
                          ----------------------

          (a)  Assignments Generally.  The provisions of this Agreement shall be
               ---------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that an Obligor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the relevant Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Assignments by Lenders.  Any Lender may assign to one or more
               ----------------------
assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
it); provided that (i) except in the case of an assignment to a Lender or an
     --------
Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower
                              -------- -------
otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

          (c)  Maintenance of Register.  The Administrative Agent, acting for
               -----------------------
this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower,
---------
the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Effectiveness of Assignments.  Upon its receipt of a duly
               ----------------------------
completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e)  Participations by Lenders.  Any Lender may, without the consent
               -------------------------
of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under
------------
this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall
        --------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided
                                                                      --------
that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section
10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(f) as though it were a Lender.

          (f)  Rights of Participants.  A Participant shall not be entitled to
               ----------------------
receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (g)  Pledges by Lenders.  Any Lender may at any time pledge or assign
               ------------------
a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such
                                                      --------
pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h)  No Assignments to Borrower and Affiliates.  Anything in this
               -----------------------------------------
Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any Affiliates or Subsidiaries of the Borrower without the prior consent of each Lender.

          SECTION 10.05.  Survival. All covenants, agreements, representations
                          --------
and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and
10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06.  Counterparts; Integration; Effectiveness.   This
                          ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07.  Severability.  Any provision of this Agreement held to
                          ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08.  Right of Setoff.  If an Event of Default shall have
                          ---------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of such Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section
10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of
                          --------------------------------------------------
Process.
-------

          (a)  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          (b)  Submission to Jurisdiction.  EACH OBLIGOR HEREBY IRREVOCABLY AND
               --------------------------
UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

          (c)  Waiver of Forum Matters.  Each Obligor hereby irrevocably and
               -----------------------
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this
Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d)  Service of Process.  Each party to this Agreement irrevocably
               ------------------
consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                          --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

          SECTION 10.11.  Headings. Article and Section headings and the Table
                          --------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12.  Confidentiality. Each of the Administrative Agent, the
                          ---------------
Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or the other Loan Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan

Documents or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this
Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or the other Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 10.12, "Information"
                                                                  -----------
means all information received from any Obligor relating to such Obligor or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of
                                     --------
information received from any Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.13.  Perfection of Security Interests. Notwithstanding
                          --------------------------------
anything contained herein or in any Security Document to the contrary, neither the Borrower nor any of its Subsidiaries shall be responsible for the failure of the Lien created by the Security Agreement to be perfected (a) to the extent that such failure results from the failure by the Collateral Agent to file continuation statements under the Uniform Commercial Code in respect of such Lien, (b) to the extent that such failure relates to Liens over letters of credit supporting LC-Backed Receivables, provided that the aggregate amount of LC-Backed Receivables in respect of which such Liens over the related letters of credit are not perfected does not exceed 10% of the Borrowing Base, (c) to the extent that such failure relates to Liens over Inventory stored in warehouses, provided that the amount of the Borrowing Base attributable to such Inventory shall not exceed $250,000 for any single warehouse and that the amount of the Borrowing Base attributable to such Inventory and to Eligible Receivables referred to in the following clause (d) shall not exceed the greater of $20,000,000 or 5% of the amount of the Borrowing Base in the aggregate or (d) to the extent that such failure relates to Liens over Eligible Receivables and results from such Eligible Receivables being due from Governmental Authorities, provided that the amount of the Borrowing Base attributable to such Eligible Receivables and to Inventory referred to in the preceding clause (c) shall not exceed the greater of $20,000,000 or 5% of the amount of the Borrowing Base in the aggregate.

          If, as determined by the annual report of the independent collateral auditor referred to in Section 5.01(g) hereof, the amount of Collateral subject to any such failure exceeds any relevant amount referred to in clause (a), (b) or (c) of the preceding sentence, then, (i) on such date (the "Trigger Date")
                                                               ------------
that the Borrower determines that such excess exists, the Borrower shall immediately notify the Administrative Agent and the Collateral Agent of such event, (ii) the Borrower shall furnish to the Administrative Agent on the Trigger Date a Borrowing Base Certificate calculated on the basis of the Borrowing Base Certificate most recently furnished hereunder but recalculating the Borrowing Base with pro forma adjustments reflecting the exclusion of such excess Collateral from the Eligible Receivables or Eligible Inventory, as the case may be, (iii) the Borrower shall forthwith on the Trigger Date comply with its obligations under Section 2.10(b) after giving effect to the Borrowing Base as so calculated and (iv) not later than 30 days following the Trigger Date, the Borrower shall have taken such action as shall be necessary to eliminate such excess. If the Borrower is in compliance with the preceding sentence, then (x) except as expressly provided in the preceding sentence, no account or Inventory shall be excluded from Eligible Receivables or Eligible Inventory, as the case may be, (y) no Obligor shall be deemed to have breached any covenant or made any untrue representation or warranty and (z) no Default or Event of Default shall be deemed to have occurred or be continuing, in each of the cases referred to in the foregoing clauses (x), (y) and (z) solely because any Lien created by the Security Agreement shall fail to be perfected if such failure is described in clause (a), (b) or (c) of the first sentence or this Section 10.13; except that, notwithstanding the preceding provisions of this Section 10.13, the Borrower shall from time to time upon the request of the Administrative Agent or the Required Lenders deliver or cause to be delivered to the Collateral Agent in pledge under the Security Agreement the letters of credit supporting LC-Backed Receivables.

          SECTION 10.14.  Acknowledgements.  Each Obligor hereby acknowledges
                          ----------------
that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender or Issuing Bank has any fiduciary relationship with or fiduciary duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Lenders and the Issuing Banks, on the one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any party or parties hereto.

          SECTION 10.15.  European Monetary Union.
                          -----------------------

          (a)  Definitions.  As used herein, the following terms shall have the
               -----------
following meanings:

          "EMU" means economic and monetary union as contemplated in the Treaty
           ---
     on European Union.

          "EMU Legislation" means legislative measures of the European Council
           ---------------
     for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

          "Euros" means the single currency of Participating Member States of
           -----
     the European Union, which shall be an Approved Foreign Currency and a Foreign Currency under this Agreement.

          "National Currency" means the Currency, other than the Euro, of a
           -----------------
     Participating Member State.

          "Participating Member State" means each state so described in any EMU
           --------------------------
     Legislation.

          "Target Operating Day" means any day that is not (i) a Saturday or
           --------------------
     Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

          "Treaty on European Union" means the Treaty of Rome of March 25, 1957,
           ------------------------
     as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          (b)  Effectiveness of Provisions.  The provisions of paragraphs (c)
               ---------------------------
through (h) of this Section 10.15 shall be effective on the Effective Date, provided that, if and to the extent that any such provision relates to any state
--------
(or the Currency of such state) that is not a Participating Member State on the Effective Date, such provision shall become effective in relation to such state (and such Currency) at and from the date on which such state becomes a Participating Member State.

          (c)  Redenomination and Alternative Currencies.  Each obligation under
               -----------------------------------------
this Agreement of a party to this Agreement which has been denominated in the National Currency of a Participating Member State shall be redenominated in Euros in accordance with EMU Legislation; provided that, if and to the extent
                                          --------
that any EMU Legislation provides that following the Effective Date an amount denominated either in Euros or in the National Currency of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or in such National Currency, any party to this Agreement shall be entitled to pay or repay any such amount either in Euros or in such National Currency.

          (d)  Payments by the Administrative Agent Generally.  With respect to
               ----------------------------------------------
the payment of any amount denominated in Euros or in a National Currency, the Administrative Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros or in such National Currency, as the case may be) to the account of any Lender in the Principal Financial Center in the Participating Member State which the Borrower or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in Euros or in such National Currency.

          (e)  Certain Rate Determinations.  For the purposes of determining the
               ---------------------------
date on which the LIBO Rate is determined under this Agreement for the Interest Period for any Borrowing denominated in Euros (or in any National Currency), references in this Agreement to Business Days shall be deemed to be references to Target Operating Days. In addition, if the Administrative Agent determines, with respect to the Interest Period for any Borrowing denominated in a National Currency, that there is no LIBOR displayed on the Screen for deposits denominated in such National Currency, the LIBO Rate for such Interest Period shall be based upon LIBOR displayed on the Screen for the offering of deposits denominated in Euros.

          (f)  Basis of Accrual.  If the basis of accrual of interest or fees
               ----------------
expressed in this Agreement with respect to the Currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing
                            --------
denominated in such Currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

          (g)  Rounding.  Without prejudice and in addition to any method of
               --------
conversion or rounding prescribed by the EMU Legislation, each reference in this Agreement to a minimum amount, or to a multiple of a specified amount, in a National Currency to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount, or to a multiple of such reasonably comparable and convenient amount, in Euros as the Administrative Agent may from time to time specify.

          (h)  Other Consequential Changes.  Without prejudice to the respective
               ---------------------------
liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, except as expressly provided in this Section 10.15, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

          SECTION 10.16.  Judgment Currency.  This is an international loan
                          -----------------
transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the
                      ------------------
country of the Specified Currency, as the case may be (the "Specified Place"),
                                                            ---------------
is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange
                                     ---------------
that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section 10.16 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied
 ---------------
in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SMITHFIELD FOODS, INC.


                                    By_________________________
                                      Name:   C. Larry Pope
                                      Title:   Vice President & C.F.O.


                             SUBSIDIARY GUARANTORS
                             ---------------------

THE SMITHFIELD PACKING COMPANY,     GWALTNEY OF SMITHFIELD, LTD.
 INCORPORATED


By_________________________         By_________________________
  Name:   C. Larry Pope                   Name:   C. Larry Pope
  Title:  Treasurer                       Title:  Treasurer


PATRICK CUDAHY INCORPORATED         JOHN MORRELL & CO.


By_________________________         By_________________________
  Name:   C. Larry Pope                   Name:   C. Larry Pope
  Title:  Treasurer                       Title:  Vice President


LYKES MEAT GROUP, INC.              BROWN'S OF CAROLINA, INC.


By_________________________         By_________________________
  Name:   C. Larry Pope                   Name:   C. Larry Pope
  Title:  Treasurer                       Title:  Treasurer


HANCOCK'S OLD FASHIONED COUNTRY     SUNNYLAND, INC.
 HAMS, INC.


By_________________________         By_________________________
  Name:   C. Larry Pope                   Name:   C. Larry Pope
  Title:  Treasurer                       Title:  Treasurer

NORTH SIDE FOODS, CORP.             CARROLL'S FOODS, INC.
 HAMS, INC.


By_________________________         By_________________________
  Name:   C. Larry Pope                   Name:   C. Larry Pope
  Title:  Treasurer                       Title:  Treasurer


CARROLL'S FOODS OF VIRGINIA, INC.   CIRCLE FOUR CORPORATION


By_________________________         By_________________________
  Name:   C. Larry Pope                   Name:   C. Larry Pope
  Title:  Treasurer                       Title:  Treasurer



CENTRAL PLAINS FARMS, INC.


By_________________________
  Name:   C. Larry Pope
  Title:  Treasurer

                            LENDERS
                            -------

                              THE CHASE MANHATTAN BANK,
                               individually and as Administrative Agent,

                                 By_________________________
                                    Name:   Gary L. Spevack
                                    Title:  Vice President

                              COOPERATIEVE CENTRALE RAIFFEISEN -
                              BOERENLEENBANK B.A. "RABOBANK
                              NEDERLAND", NEW YORK BRANCH,

                                 By_________________________
                                    Name:
                                    Title:

                                 By_________________________
                                    Name:
                                    Title:

                              AGRIBANK, FCB,


                                 By_________________________
                                    Name:
                                    Title:

                              CREDIT AGRICOLE INDOSUEZ,

                                 By_________________________
                                    Name:
                                    Title:
                                 By_________________________
                                    Name:
                                    Title:

                              DG BANK, DEUTSCHE
                               GENOSSENSCHAFTSBANK,
                               CAYMAN ISLANDS BRANCH,

                                 By_________________________
                                    Name:
                                    Title:
                                 By_________________________
                                    Name:
                                    Title:

                              BANK OF AMERICA, N.A.,


                                 By_________________________
                                    Name:
                                    Title:


                              U.S. BANCORP AG CREDIT, INC.,


                                 By_________________________
                                    Name:
                                    Title:

                              SUNTRUST BANK, ATLANTA,

                                 By_________________________
                                    Name:
                                    Title:

                                 By_________________________
                                    Name:
                                    Title:

                              BANK OF TOKYO-MITSUBISHI,
                                TRUST COMPANY

                                 By_________________________
                                    Name:
                                    Title:

                              DRESDNER BANK AG,


                                 By_________________________
                                    Name:
                                    Title:

                              FARM CREDIT SERVICES OF
                                AMERICA, PCA,

                                 By_________________________
                                    Name:
                                    Title:

                              HARRIS TRUST AND SAVINGS BANK,


                                 By_________________________
                                    Name:
                                    Title:

                              THE SANWA BANK, LIMITED,

                                 By_________________________
                                    Name:
                                    Title:

                              SUMITOMO BANK, LIMITED,
                                NEW YORK BRANCH,


                                 By_________________________
                                    Name:
                                    Title:


                              CAPE FEAR FARM CREDIT, ACA


                                 By_________________________
                                    Name:
                                    Title:

                              BANQUE NATIONALE DE PARIS


                                 By_________________________
                                    Name:
                                    Title:

                                 By_________________________
                                    Name:
                                    Title:


                              FIRST UNION NATIONAL BANK


                                 By_________________________
                                    Name:
                                    Title:


                              FARM CREDIT SERVICES OF MID-AMERICA,
                              PCA


                                 By_________________________
                                    Name:
                                    Title:


                              RZB FINANCE, LLC


                                 By_________________________
                                    Name:
                                    Title:

                                 By_________________________
                                    Name:
                                    Title:


                              AGFIRST, FCB


                                 By_________________________
                                    Name:

                                    Title:

                                 SCHEDULE 2.01

                                  COMMITMENTS

                                          Total           Dollar        Multicurrency
Lenders                              Commitment ($)    Commitment ($)  Sub-Commitment ($)
-------                              --------------   ---------------  ------------------
The Chase Manhattan Bank              62,785,714.29    51,935,714.29   10,850,000.00

Bank of America, N.A.                 52,000,000.00    52,000,000.00        -0-

SunTrust Bank, Atlanta                52,000,000.00    43,600,000.00    8,400,000.00

Cooperatieve Centrale Raiffeisen
Boerenleenbank B.A. "Rabobank"
Nederland, New York Branch            44,285,714.29    38,035,714.29    6,250,000.00

Bank of Tokyo-Mitsubishi
Trust Company                         40,000,000.00    40,000,000.00        -0-

Cape Fear Farm Credit, ACA            40,000,000.00    40,000,000.00        -0-

Credit Agricole Indosuez              40,000,000.00    30,000,000.00   10,000,000.00

Farm Credit Services of
America, PCA                          35,000,000.00    35,000,000.00        -0-

Farm Credit Services of
Mid-America, PCA                      35,000,000.00    35,000,000.00        -0-

First Union National Bank             35,000,000.00    35,000,000.00        -0-

U.S. Bancorp Ag Credit, Inc.,         35,000,000.00    35,000,000.00        -0-

DG Bank, Deutsche
Genossenschaftsbank,
Cayman Islands Branch                 33,214,285.71    28,714,285.71    4,500,000.00

Sumitomo Bank, Limited,
New York Branch                       30,000,000.00    30,000,000.00        -0-

Agribank, FCB                         25,714,285.71    25,714,285.71        -0-

Banque Nationale de Paris             25,000,000.00    25,000,000.00        -0-

Harris Trust and Savings Bank         25,000,000.00    25,000,000.00        -0-

Dresdner Bank AG                      15,000,000.00    15,000,000.00        -0-

The Sanwa Bank, Limited               15,000,000.00    15,000,000.00        -0-

RZB Finance, LLC                      10,000,000.00    10,000,000.00        -0-
                                    ---------------  ---------------  --------------
                                    $650,000,000.00  $610,000,000.00  $40,000,000.00